FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-05

Free Writing Prospectus

Structural and Collateral Term Sheet

$595,988,459

(Approximate Initial Pool Balance)

Wells Fargo Commercial Mortgage Trust 2025-5C5

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Argentic Real Estate Finance 2 LLC

Citi Real Estate Funding Inc.

UBS AG New York Branch

Bank of Montreal

Greystone Commercial Mortgage Capital LLC

Zions Bancorporation, N.A.

BSPRT CMBS Finance, LLC

Natixis Real Estate Capital LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2025-5C5

July 2, 2025

WELLS FARGO SECURITIES	BMO CAPITAL MARKETS	CITIGROUP	UBS SECURITIES
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Natixis Securities Americas LLC Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. Eastern Time) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., UBS Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Natixis Securities Americas LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Wells Fargo Commercial Mortgage Trust 2025-5C5	Transaction Highlights
I.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Wells Fargo Bank, National Association	4	18	$149,142,693	25.0%
Argentic Real Estate Finance 2 LLC	9	9	106,362,500	17.8
Citi Real Estate Funding Inc.	4	4	82,395,000	13.8
UBS AG	2	2	63,100,000	10.6
Citi Real Estate Funding Inc. / Argentic Real Estate Finance 2 LLC	1	1	59,500,000	10.0
Greystone Commercial Mortgage Capital LLC / Bank of Montreal	1	1	52,500,000	8.8
Bank of Montreal	4	4	29,992,580	5.0
Zions Bancorporation, N.A.	3	3	20,850,000	3.5
BSPRT CMBS Finance, LLC	3	3	17,145,687	2.9
Natixis Real Estate Capital LLC	1	1	15,000,000	2.5
Total	32	46	$595,988,459	100.0%

Loan Pool:

Initial Pool Balance:	$595,988,459
Number of Mortgage Loans:	32
Average Cut-off Date Balance per Mortgage Loan:	$18,624,639
Number of Mortgaged Properties:	46
Average Cut-off Date Balance per Mortgaged Property(1):	$12,956,271
Weighted Average Mortgage Interest Rate:	6.7410%
Ten Largest Mortgage as % of Initial Pool Balance:	67.1%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	359
Weighted Average Seasoning (months):	1
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.66x
Weighted Average U/W Net Operating Income Debt Yield(1):	12.2%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	55.3%
Weighted Average Balloon Loan-to-Value Ratio(1):	54.9%
% of Mortgage Loans with Additional Subordinate Debt(2):	9.2%
% of Mortgage Loans with Single Tenants(3):	9.98%
(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Wells Fargo Commercial Mortgage Trust 2025-5C5	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 13.6% of the mortgage pool (4 mortgage loans) has scheduled amortization, as follows:

13.6% (4 mortgage loans) require amortization during the entire loan term.

Interest-Only: Based on the Initial Pool Balance, 86.4% of the mortgage pool (28 mortgage loans) provide for interest-only payments during the entire loan term through maturity. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 56.1% and 1.64x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 50.3% of the mortgage pool (12 mortgage loans) have hard lockboxes in place.

8.4% (1 mortgage loan) has both hard and soft lockboxes.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	85.8% of the pool
Insurance:	58.5% of the pool
Capital Replacements:	73.3% of the pool
TI/LC:	78.7% of the pool(1)

(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, retail, mixed use and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

77.2% of the mortgage pool (24 mortgage loans) features a lockout period, then defeasance only until an open period;

11.0% of the mortgage pool (5 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period;

9.2% of the mortgage pool (2 mortgage loans) features a lockout period, then defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period;

2.5% of the mortgage pool (1 mortgage loan) features a lockout period, then greater of a prepayment premium (2.0%) or yield maintenance until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool
II.	Characteristics of the Mortgage Pool(1)
A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans/ Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF/ Units/ Rooms	Cut-off Date Balance Per SF/Unit/ Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
UBS AG	Century Business Center	Hawthorne	CA	1 / 1	$59,500,000	9.98%	Industrial	1,402,312	$45.07	38.1%	38.1%	1.77x	12.2%
CREFI/AREF2	Gateway Industrial Center	Detroit	MI	1 / 1	59,500,000	9.98	Industrial	1,441,839	64.50	64.5	64.5	1.25	8.9
GCMC/BMO	322 Grand Concourse	Bronx	NY	1 / 1	52,500,000	8.8	Multifamily	151	463,576.16	68.0	68.0	1.25	8.0
WFB	The Wharf	Washington	DC	1 / 15	50,000,000	8.4	Various	2,241,794	320.55	41.5	41.5	2.62	15.0
WFB	200 Wood Avenue South	Woodbridge	NJ	1 / 1	41,966,659	7.0	Office	269,269	155.85	50.1	47.7	1.81	16.1
CREFI	The Park Calabasas	Calabasas	CA	1 / 1	38,100,000	6.4	Office	222,667	171.11	54.0	54.0	2.23	17.1
WFB	The Roosevelt New Orleans	New Orleans	LA	1 / 1	29,700,000	5.0	Hospitality	504	257,936.51	53.5	53.5	1.87	15.6
WFB	Marriott Dallas Fort Worth Airport South	Fort Worth	TX	1 / 1	27,476,034	4.6	Hospitality	302	90,980.25	45.4	42.9	1.79	15.9
AREF2	The Dior	Dedham	MA	1 / 1	21,000,000	3.5	Multifamily	48	437,500.00	62.5	62.5	1.20	7.8
AREF2	111 on East Apartments	Rochester	NY	1 / 1	20,250,000	3.4	Multifamily	247	81,983.81	64.8	64.8	1.26	9.8
Top Three Total/Weighted Average				3 / 3	$171,500,000	28.8%				56.4%	56.4%	1.43x	9.8%
Top Five Total/Weighted Average				5 / 19	$263,466,659	44.2%				52.6%	52.2%	1.72x	11.8%
Top Ten Total/Weighted Average				10 / 24	$399,992,693	67.1%				53.4%	53.0%	1.73x	12.5%
Non-Top Ten Total/Weighted Average				22 / 22	$195,995,767	32.9%				59.0%	58.9%	1.51x	11.5%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Room, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans
Loan No.	Property Name	Mortgage Loan Seller in WFCM 2025-5C5	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	Century Business Center	UBS AG	$59,500,000	$3,700,000	$63,200,000	WFCM 2025-5C5	Trimont LLC	Argentic	Future Securitization	1.77x	12.2%	38.1%
2	Gateway Industrial Center	CREFI/AREF2	$59,500,000	$33,500,000	$93,000,000	WFCM 2025-5C5	Trimont LLC	Argentic	Future Securitization	1.25x	8.9%	64.5%
3	322 Grand Concourse	GCMC/BMO	$52,500,000	$17,500,000	$70,000,000	WFCM 2025-5C5	Trimont LLC	Argentic	Future Securitization	1.25x	8.0%	68.0%
4	The Wharf	WFB	$50,000,000	$668,600,000	$718,600,000	WHARF 2025-DC	Midland Loan Services	KeyBank	BANK5 2025-5YR15; WHARF 2025-DC	1.65x	10.5%	59.2%
7	The Roosevelt New Orleans(2)	WFB	$29,700,000	$100,300,000	$130,000,000	No	Trimont LLC	Argentic	Future Securitization	1.87x	15.6%	53.5%
13	Parkwyn Townhomes	AREF2	$15,112,500	$8,137,500	$23,250,000	WFCM 2025-5C5	Trimont LLC	Argentic	Future Securitization	1.38x	10.4%	56.0%
14	347-363 Flushing Avenue	BMO	$15,000,000	$60,000,000	$75,000,000	BMO 2025-5C11	Midland Loan Services	LNR Partners, LLC	BMO 2025-5C11	1.31x	9.8%	67.3%
26	1499 Bedford Avenue	BMO	$5,000,000	$53,000,000	$58,000,000	BMO 2025-5C11	Midland Loan Services	LNR Partners, LLC	BMO 2025-5C11	1.25x	7.8%	65.5%
27	1535 Broadway	BMO	$5,000,000	$272,100,000	$277,100,000	BWAY Trust 2025-1535	Midland Loan Services	Rialto Capital Advisors, LLC	BMARK 2025-V15; BMO 2025-5C11; BMO 2025-5C10; BWAY 2025-1535	1.89x	13.3%	43.3%
28	Shaw Park Plaza	BMO	$4,992,580	$49,925,798	$54,918,378	BMO 2025-5C11(3)	Midland Loan Services	LNR Partners, LLC	BMO 2025-5C11	1.63x	13.6%	65.5%
(1)	The loan-to-value ratio, debt service coverage ratio, and debt yield calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The Roosevelt New Orleans whole loan will be serviced under the pooling and servicing agreement governing the WFCM 2025-5C5 trust until the securitization of the related note [A-1] companion loan. From and after the securitization of the related note [A-1] companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.
(3)	In the case of Loan No. 28, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2025-5C11 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool
C.	Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
4	WFB	The Wharf	$50,000,000	8.4%	$306,400,000	$125,000,000	6.0943%	2.62x	1.37x	15.0%	9.4%	41.5%	66.5%
27	BMO	1535 Broadway	5,000,000	0.8	172,900,000	NAP	6.8990	3.34	1.89	21.6	13.3%	26.6	43.3%
Total/Weighted Average			$55,000,000	9.2%	$479,300,000	$125,000,000	6.1675%	2.69x	1.42x	15.6%	9.8%	40.1%	64.4%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan and/or mezzanine loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool
D.	Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
2	CREFI/ AREF2	Gateway Industrial Center	Detroit	MI	Industrial	$59,500,000	9.98%	BSPRT 2018-FL4
7	WFB	The Roosevelt New Orleans	New Orleans	LA	Hospitality	29,700,000	5.0	MSBAM 2015-C25
9	AREF2	The Dior	Dedham	MA	Multifamily	21,000,000	3.5	AREIT 2023-CRE8
12	AREF2	One Glen Lakes	Dallas	TX	Office	17,400,000	2.9	AREIT 2020-CRE4
15	CREFI	145 West 30th Street	New York	NY	Office	15,000,000	2.5	CSAIL 2015-C2
19	AREF2	North Park Shopping Center	Bridgeport	CT	Retail	9,800,000	1.6	JPMBB 2015-C30
24	BSPRT	Hampton Inn Marysville	Marysville	OH	Hospitality	5,300,000	0.9	WFRBS 2013-C16
25	BSPRT	Hotel Shocard	New York	NY	Hospitality	5,100,000	0.9	BSPRT 2023-FL10
	Total					$162,800,000	27.3%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool
F.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Multifamily	15	$174,532,256	29.3%	63.5%	63.5%	1.38	x	9.3%	9.1%	6.5661%
High Rise	6	85,569,756	14.4	64.7	64.7	1.38		9.1	8.9	6.4649
Mid Rise	8	73,850,000	12.4	63.6	63.6	1.38		9.3	9.2	6.5474
Garden	1	15,112,500	2.5	56.0	56.0	1.38		10.4	10.1	7.2300
Industrial	4	144,095,000	24.2	54.0	54.0	1.49		10.5	10.1	6.7386
Warehouse/Distribution	2	78,795,000	13.2	65.1	65.1	1.27		9.1	8.6	6.7596
Warehouse/Manufacturing/Flex	1	59,500,000	10.0	38.1	38.1	1.77		12.2	11.9	6.6350
Warehouse	1	5,800,000	1.0	65.2	65.2	1.54		13.1	11.7	7.5170
Office	9	138,060,946	23.2	50.9	50.0	1.98		15.4	14.1	6.8774
Suburban	3	85,059,238	14.3	52.8	51.4	1.99		16.4	15.2	7.1278
CBD	6	53,001,707	8.9	47.8	47.8	1.97		13.7	12.4	6.4756
Hospitality	7	79,536,306	13.3	50.3	49.2	1.88		16.1	13.9	6.9612
Full Service	3	59,429,254	10.0	49.3	48.1	1.86		15.7	13.5	6.7316
Extended Stay	2	9,707,053	1.6	53.5	51.9	1.85		15.3	13.8	7.3854
Limited Service	1	5,300,000	0.9	61.6	61.6	1.87		16.9	15.1	8.0000
Select Service	1	5,100,000	0.9	44.3	44.3	2.23		20.7	17.5	7.7500
Retail	6	34,508,537	5.8	46.4	46.4	2.00		13.2	12.9	6.5917
Anchored	3	17,537,854	2.9	49.4	49.4	1.96		12.7	12.4	6.5738
Unanchored	1	10,000,000	1.7	52.1	52.1	1.27		9.5	9.0	6.9800
Retail/Signage	1	5,000,000	0.8	26.6	26.6	3.34		21.6	21.5	6.3320
Performing Arts Center	1	1,970,683	0.3	41.5	41.5	2.62		15.0	14.4	5.4389
Mixed Use	1	15,000,000	2.5	67.3	67.3	1.31		9.8	9.5	7.1200
Office/Retail	1	15,000,000	2.5	67.3	67.3	1.31		9.8	9.5	7.1200
Other	3	6,655,415	1.1	41.5	41.5	2.62		15.0	14.4	5.4389
Parking Garage	2	5,920,634	1.0	41.5	41.5	2.62		15.0	14.4	5.4389
Marina	1	734,780	0.1	41.5	41.5	2.62		15.0	14.4	5.4389
Self Storage	1	3,600,000	0.6	48.6	48.6	1.28		9.9	9.7	7.4870
Self Storage	1	3,600,000	0.6	48.6	48.6	1.28		9.9	9.7	7.4870
Total/Weighted Average	46	$595,988,459	100.0%	55.3%	54.9%	1.66	x	12.2%	11.5%	6.7410%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool
G.	Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
New York	15	$169,300,000	28.4%	60.6%	60.6%	1.45x	10.3%	9.9%	6.7306%
California	2	97,600,000	16.4	44.3	44.3	1.95	14.1	13.5	6.8243
Southern California	2	97,600,000	16.4	44.3	44.3	1.95	14.1	13.5	6.8243
Texas	4	66,734,221	11.2	52.9	51.6	1.54	13.6	12.0	7.1908
Michigan	1	59,500,000	10.0	64.5	64.5	1.25	8.9	8.5	6.7400
District of Columbia	15	50,000,000	8.4	41.5	41.5	2.62	15.0	14.4	5.4389
New Jersey	1	41,966,659	7.0	50.1	47.7	1.81	16.1	14.7	7.1620
Connecticut	3	30,600,000	5.1	63.9	63.9	1.45	10.6	10.3	6.9544
Other(3)	4	80,287,580	13.5	60.4	60.2	1.55	12.1	10.8	6.7984
Total/Weighted Average:	46	$595,988,459	100.0%	55.3%	54.9%	1.66x	12.2%	11.5%	6.7410%
(1)	The mortgaged properties are located in 11 states and the District of Columbia.
(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(3)	Includes 5 other states.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool
H.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
3,600,000 - 5,000,000	7	$32,142,580	5.4%
5,000,001 - 10,000,000	8	54,995,687	9.2
10,000,001 - 15,000,000	4	57,050,000	9.6
15,000,001 - 20,000,000	3	51,807,500	8.7
20,000,001 - 25,000,000	2	41,250,000	6.9
25,000,001 - 30,000,000	2	57,176,034	9.6
30,000,001 - 40,000,000	1	38,100,000	6.4
40,000,001 - 59,500,000	5	263,466,659	44.2
Total:	32	$595,988,459	100.0%
Average:	$18,624,639
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.21 - 1.30	5	$141,600,000	23.8%
1.31 - 1.40	6	81,095,000	13.6
1.41 - 1.50	4	44,212,500	7.4
1.51 - 1.60	2	23,150,000	3.9
1.61 - 1.70	1	6,500,000	1.1
1.71 - 1.80	4	22,288,267	3.7
1.81 - 1.90	1	59,500,000	10.0
1.91 - 3.37	9	217,642,693	36.5
Total:	32	$595,988,459	100.0%
Weighted Average:	1.76x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.8 - 10.0	13	$241,995,000	40.6%
10.1 - 11.0	2	24,912,500	4.2
11.1 - 12.0	3	29,650,000	5.0
12.1 - 13.0	2	64,250,000	10.8
13.1 - 14.0	3	25,792,580	4.3
14.1 - 21.6	9	209,388,380	35.1
Total:	32	$595,988,459	100.0%
Weighted Average:	12.2%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	26	$517,947,772	86.9%
Recapitalization	2	43,100,000	7.2
Refinance/Acquisition	1	19,295,000	3.2
Acquisition	3	15,645,687	2.6
Total:	32	$595,988,459	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.4389 - 6.2500	3	$59,500,000	10.0%
6.2501 - 6.5000	6	109,850,000	18.4
6.5001 - 6.7500	4	161,476,034	27.1
6.7501 - 7.0000	4	63,987,580	10.7
7.0001 - 7.2500	7	127,179,159	21.3
7.2501 - 7.5000	3	33,650,000	5.6
7.5001 - 7.7500	3	28,300,000	4.7
7.7501 - 8.2400	2	12,045,687	2.0
Total:	32	$595,988,459	100.0%
Weighted Average:	6.7410%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.20 - 1.30	8	$189,250,000	31.8%
1.31 - 1.40	6	70,257,500	11.8
1.41 - 1.50	2	24,800,000	4.2
1.51 - 1.60	4	24,795,687	4.2
1.61 - 1.70	2	9,742,580	1.6
1.71 - 1.80	2	86,976,034	14.6
1.81 - 3.34	8	190,166,659	31.9
Total:	32	$595,988,459	100.0%
Weighted Average:	1.66x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.7 - 9.0	8	$168,850,000	28.3%
9.1 - 10.0	6	90,545,000	15.2
10.1 - 11.0	2	24,912,500	4.2
11.1 - 12.0	4	77,550,000	13.0
12.1 - 13.0	3	24,742,580	4.2
13.1 - 21.5	9	209,388,380	35.1
Total:	32	$595,988,459	100.0%
Weighted Average:	11.5%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity) and may be currently prepayable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	31	$536,488,459	90.0%
61	1	59,500,000	10.0
Total:	32	$595,988,459	100.0%
Weighted Average:	60 Months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
58 - 60	32	$595,988,459	100.0%
Total:	32	$595,988,459	100.0%
Weighted Average:	59 Months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	28	$514,807,500	86.4%
360	4	81,180,959	13.6
Total:	32	$595,988,459	100.0%
Weighted Average(3):	360 Months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	28	$514,807,500	86.4%
358 – 359	4	81,180,959	13.6
Total:	32	$595,988,459	100.0%
Weighted Average(3):	359 Months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard / Springing Cash Management	10	$267,468,614	44.9%
Springing	15	165,440,687	27.8
Soft / Springing Cash Management	4	51,112,500	8.6
Hard (Office and Retail); Soft (Remaining Collateral)	1	50,000,000	8.4
Hard / In Place Cash Management	2	46,966,659	7.9
Total:	32	$595,988,459	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	24	$460,187,693	77.2%
Lockout / GRTR 1% or YM / Open	5	65,695,687	11.0
Lockout / GRTR 1% or YM or Defeasance / Open	2	54,992,580	9.2
Lockout / GRTR 2% or YM / Open	1	15,112,500	2.5
Total:	32	$595,988,459	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
26.6 - 40.0	2	$64,500,000	10.8%
40.1 - 50.0	5	101,176,034	17.0
50.1 - 55.0	5	124,516,659	20.9
55.1 - 60.0	7	64,358,187	10.8
60.1 - 65.0	5	111,800,000	18.8
65.1 - 70.9	8	129,637,580	21.8
Total:	32	595,988,459	100.0%
Weighted Average:	55.3%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
26.6 - 40.0	2	$64,500,000	10.8%
40.1 - 50.0	6	143,142,693	24.0
50.1 - 55.0	4	82,550,000	13.9
55.1 - 60.0	7	64,358,187	10.8
60.1 - 65.0	6	116,792,580	19.6
65.1 - 70.9	7	124,645,000	20.9
Total:	32	$595,988,459	100.0%
Weighted Average:	54.9%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	28	$514,807,500	86.4%
Amortizing Balloon	4	81,180,959	13.6
Total:	32	$595,988,459	100.0%
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	7	$219,595,000	36.8%
1	16	291,588,380	48.9
2	9	84,805,080	14.2
Total:	32	$595,988,459	100.0%
Weighted Average:	1 Month
(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Mortgage Loan No. 1 – Century Business Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	[NR/NR/NR]			Location:	Hawthorne, CA 90250
Original Balance(1):	$59,500,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$59,500,000			Detailed Property Type:	Warehouse/Manufacturing/Flex
% of Initial Pool Balance:	9.98%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1939-1984, 2016/2024
Borrower Sponsors:	Paul Thomas Casey and Brett Michael Foy			Size:	1,402,312 SF
Guarantors:	Paul Thomas Casey and Brett Michael Foy			Cut-off Date Balance PSF(1):	$45
Mortgage Rate:	6.6350%			Maturity Balance PSF(1):	$45
Note Date:	5/29/2025			Property Manager:	Zelman Development Co.
Maturity Date:	6/6/2030				(borrower-related)
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$7,720,237
IO Period:	60 months			UW NCF:	$7,510,237
Seasoning:	1 month			UW NOI Debt Yield(1):	12.2%
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NCF Debt Yield(1):	11.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.77x
Additional Debt Balance(1):	$3,700,000			Most Recent NOI(5):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(5):	NAV
Reserves(3)				3rd Most Recent NOI(5):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (7/1/2025)
RE Taxes:	$342,855	$95,237	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$7,725	$4,828	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Replacement Reserve:	$0	Springing	NAP	Appraised Value (as of):	$166,000,000 (3/5/2025)
TI/LC Reserve:	$3,800,000	$29,215	NAP	Appraised Value per SF:	$118
Debt Service Reserve:	$349,443	$0	NAP	Cut-off Date LTV Ratio(1):	38.1%
Other Reserves(4):	$0	Springing	$7,500,000	Maturity Date LTV Ratio(1):	38.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$63,200,000	100.0%	Loan Payoff:	$48,160,134	76.2%
			Return of Equity:	$9,499,015	15.0%
			Upfront Reserves:	$4,500,023	7.1%
			Closing Costs:	$1,040,828	1.6%
Total Sources:	$63,200,000	100.0%	Total Uses:	$63,200,000	100.0%

(1)	The Century Business Center Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $63,200,000. The information presented above is based on the Century Business Center Whole Loan (as defined below).
(2)	Defeasance of the Century Business Center Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the WFCM 2025-5C5 securitization trust in July 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	Other Reserves consists of a (i) springing monthly Material Tenant (as defined below) reserve subject to a cap of $7,500,000 and (ii) springing monthly Low DSCR Cure Deposit (as defined below) funds reserve. See “Escrows and Reserves” and “Lockbox and Cash Management” below for further details.
(5)	Historical financial information is not shown as the Century Business Center Property (as defined below) is leased to a single tenant on a triple-net basis.

The Mortgage Loan. The largest mortgage loan (the “Century Business Center Mortgage Loan”) is part of a whole loan (the “Century Business Center Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $63,200,000. Century Business Center Whole Loan is secured by a first priority fee interest in a 1,402,312 square foot industrial warehouse, manufacturing and flex space property located in Hawthorne, California (the “Century Business Center Property”). The Century Business Center Mortgage Loan has a five-year interest only term and accrues interest at a fixed rate of 6.6350% per annum on an Actual/360 basis.

The Century Business Center Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance of $59,500,000. The Century Business Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

Century Business Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$59,500,000	$59,500,000	WFCM 2025-5C5	Yes
A-2(1)	$3,700,000	$3,700,000	UBS AG	No
Total	$63,200,000	$63,200,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsors. The borrower is Zelman Hawthorne, LLC, a Delaware limited liability company and a single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Century Business Center Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Paul Thomas Casey and Brett Michael Foy.

The Property. The Century Business Center Property is a 1,402,312 square foot industrial warehouse, manufacturing and flex space property located in Hawthorne, California. Situated on a 43.07-acre site. The Century Business Center Property was built in stages from 1939 to 1984, with the current sole tenant, SpaceX, constructing one new Class S storage building in 2016. According to the borrower sponsors, SpaceX has invested over $30 million in upkeep and renovations at the Century Business Center Property through 2024. The Century Business Center Property is comprised of eight buildings ranging from one to five stories. The Century Business Center Property features 10- to 30-foot clear heights, multi section rolling doors, which are motorized and are approximately 45 feet long and 60 feet tall, and approximately 25.0% office space. The Century Business Center Property office space consists of approximately 65,000 square feet of mezzanine office space, a 254,414-square foot office building, a 22,578-square foot cafeteria/multipurpose building, and an 8,644 square foot health center building.

As of July 1, 2025, the Century Business Center Property was 100.0% occupied by SpaceX. Since its lease commencement in 2014, SpaceX has invested approximately $30.0 million of its own capital in the Century Business Center Property. The Century Business Center Property has 816 parking spaces resulting in a parking ratio of approximately 0.58 parking spaces per 1,000 square feet. The Century Business Center Property also subleases a 1.73-acre site for additional parking along the northern part of the Century Business Center Property from the City of Hawthorne. SpaceX is fully responsible for sublease payments and utilizes the parcel for additional parking. The Century Business Center Property has access to two railroad tracks on the east side of the site serviced by Southern Pacific Railroad. According to the borrower sponsors, the railroads were used by the prior tenant, Northrop Grumman, up to the time they vacated in 2020, but are no longer actively used by SpaceX.

Sole Tenant.

SpaceX (1,402,312 SF; 100.0% of NRA; 100.0% of underwritten base rent; 12/31/2030 lease expiration). Founded in 2002 and headquartered in Hawthorne, California at the Century Business Center Property, SpaceX is an aerospace company that designs, manufactures, and launches rockets and spacecraft. As of March 2025, the company has reportedly orchestrated 454 completed missions and 415 landings. SpaceX maintains locations, including build facilities, testing facilities, and launch complexes, in California, Texas, and Florida. SpaceX is a privately-owned company and therefore does not release financial statements to the public. SpaceX designs and builds its reusable rockets and spacecraft at the Century Business Center Property. SpaceX is vertically integrated, building the vast majority of the vehicle on the Hawthorne campus. SpaceX headquarters at the Century Business Center Property remains one of the few facilities in the world where you can see an entire launch vehicle or spacecraft come together under one roof. SpaceX originally took occupancy of 285,636 square feet at buildings 1-105, 1-106, and 1-160 in 2014. SpaceX took occupancy of the full campus in 2021. With an expiration date of December 31, 2030, SpaceX pays a base rental rate of $5.81 per square foot triple-net, which is below the current market rent of $17.64 per square foot according to the appraisal. SpaceX has two, 10-year renewal options remaining and no termination options.

The following table presents certain information relating to the tenancy at the Century Business Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
SpaceX	NR/NR/NR	1,402,312	100.0%	$8,146,104	100.0%	$5.81	12/31/2030	N	2 x 10 yr
Occupied Collateral Total		1,402,312	100.0%	$8,146,104	100.0%	$5.81

Vacant Space		0	0.0%
Total/Wtd. Avg.		1,402,312	100.0%

(1)	Information is based on the underwritten rent roll dated July 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

The following table presents certain information relating to the lease rollover schedule at the Century Business Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	1	1,402,312	100.0%	100.0%	$8,146,104	100.0%	100.0%	$5.81
2031	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2032	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	1,402,312	100.0%		$8,146,104	100.0%		$5.81

(1)	Information is based on the underwritten rent roll dated July 1, 2025.

The Market. The Century Business Center Property is located in Hawthorne, California within Los Angeles County, approximately 14.0 miles southwest of downtown Los Angeles, California, 15.4 miles southeast of Santa Monica, California, and 39.2 miles northwest of Irvine, California. The Century Business Center Property has immediate access to Interstate 105 (adjacent north of the Century Business Center Property) and is within minutes of the 405, 110, and 710 interstates while the two on-site rail spurs connect to the main Union Pacific line. The Century Business Center Property is directly adjacent to the Hawthorne Municipal Airport and is approximately 5.4 miles east from Los Angeles International Airport. Additionally, the Port of Los Angeles is approximately 18.5 miles south of the Century Business Center Property. The Century Business Center Property is 1.9 miles from the Hawthorne / Lennox Station of the Los Angeles Metro Rail, which features six lines serving 101 stations across Los Angeles County, including four light rail (A, C, E and K Lines) and two subways (B and D Lines). The Los Angeles Metro Rail connects with Metro Busway, Metrolink commuter rail, and several Amtrak lines.

According to a third-party market research report, the Century Business Center Property is located in the Los Angeles - CA industrial market within the Gardena/Hawthorne industrial submarket. As of February 2025, Gardena/Hawthorne industrial submarket contained 21,000,388 square feet of industrial inventory space with an average rent of $17.78 PSF and a vacancy rate of 4.3%. As of year-end 2024, the Gardena/Hawthorne industrial submarket contained 21,000,388 square feet of industrial inventory space with an average rent of $17.90 and a vacancy rate of 3.8%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Century Business Center Property was 47,971, 295,500 and 745,235, respectively, and the estimated 2025 average household income within the same radii was $87,590, $103,994 and $120,323, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Century Business Center Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (Years)	Office %	Clear Height	Annual Base Rent PSF	Lease Type
Century Business Center 3901 Jack Northrop Avenue Hawthrone, CA	1939-1984, 2016/2024	SpaceX(2)	1,402,312(2)	Jan-14(2)	17.0(2)	25.0%	10’-30’	$5.81(2)	NNN(2)
2027 Harpers Way Torrance, CA	1979/NAP	Virco Inc.	559,000	May-25	5.4	9.1%	28’	$15.60	NNN
24760 South Main Street Carson, CA	1991/NAP	DCW, Inc.	231,008	May-25	7.7	4.5%	32’	$15.00	NNN
810 East 233rd Street Carson, CA	1978/NAP	Atalanta	204,000	Apr-25	10.0	2.9%	24’	$17.64	NNN
250 West Manville Street Compton, CA	1982/NAP	Kair Harbor Transport	206,486	Jan-25	8.0	5.0%	22’	$17.40	NNN
2000 East Carson Street Carson, CA	1970/NAP	R1 Concept	293,800	Oct-24	7.2	2.1%	25’	$17.40	NNN
301 West Walnut Street Compton, CA	1972/NAP	Geodis	215,319	Oct-24	5.0	N/A	24’	$17.40	NNN
18175-18215 Rowland Street City Of Industry, CA	1985/NAP	American Starlink Logistics	700,000	Oct-24	7.8	0.5%	26’	$13.20	NNN
18120 Bishop Avenue Carson, CA	2006/NAP	Prime Freight	290,034	Sep-24	6.0	3.7%	32’	$19.56	NNN
2501 W. Rosecrans Avenue Los Angeles, CA	1987/2024	Forward Air Corporation	300,217	Jul-24	7.3	4.0%	26’	$22.20	NNN
1650 Glenn Curtiss Street Carson, CA	2005/NAP	KW Logistics	338,932	Jul-24	7.2	5.0%	30’	$19.20	NNN
11852 Alameda Street Lynwood, CA	1989/NAP	Midas Express	310,628	Sep-23	5.0	N/A	30’	$14.40	NNN
5301-5305 Rivergrade Road Irwindale, CA	1993/NAP	AP Express	486,476	Sep-23	5.4	2.7%	32’	$17.04	NNN

(1)	Information is based on the appraisal.
(2)	Information is based on the underwritten rent roll dated July 1, 2025.

Appraisal. The appraisal concluded to an “as-is” appraised value for the Century Business Center Property of $166,000,000 as of March 5, 2025.

Environmental Matters. According to the Phase I environmental report dated on March 4, 2025, historical activities at the Century Business Center Property by Northrup Grumman Systems Corporation (“NGSC”) caused the discharge of contaminants into the ground. The California Department of Toxic Substance Control (“DTSC”) identified NGSC as the responsible party to investigate and clean up the unauthorized discharges. Site investigations have been conducted at the site since the 1980s, and the current investigations began in 2009 with soil vapor, soil, and groundwater mainly impacted. NGSC and the DTSC entered into a corrective action consent agreement (“CACA”) to address the identified soil and groundwater issues with various environmental consultants performing the requirements of the CACA on behalf of NGSC.

Ramboll's Remediation Progress Evaluation Report 2024 concluded that the remediation of volatile organic compound-impacted soil, soil vapor, and groundwater is ongoing via two-phase extraction, soil vapor extraction and enhanced in-situ bioremediation. The DTSC has indicated that additional delineation of groundwater impacts, and expansion/additional/alternative remedial activities may be required. Ramboll concluded the Century Business Center Property site investigation was satisfying the requirements/activities requested by the DTSC, but ongoing/additional investigation/remedial activities will likely extend for several years and will be conducted by NGSC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Century Business Center Property:

Cash Flow Analysis
	UW	UW PSF
Base Rent(1)	$8,146,104	$5.81
Vacant Income	$0	$0.00
Gross Potential Rent	$8,146,104	$5.81
Total Reimbursements	$371,136	$0.26
Net Rental Income	$8,517,240	$6.07
Less Vacancy & Credit Loss	($425,862)	($0.30)
Effective Gross Income	$8,091,378	$5.77

Total Expenses	$371,141	$0.26

Net Operating Income	$7,720,237	$5.51
CapEx	$210,000	$0.15
TI/LC	$0	$0.00
Net Cash Flow	$7,510,237	$5.36

Occupancy %(2)	95.0%
NOI DSCR	1.82x
NCF DSCR	1.77x
NOI Debt Yield	12.2%
NCF Debt Yield	11.9%

(1)	Base Rent is based on the underwritten rent roll dated July 1, 2025.
(2)	The UW Occupancy % represents the in-place economic occupancy. The Century Business Center Property was 100.0% occupied as of July 1, 2025.

Escrows and Reserves.

Real Estate Taxes – The Century Business Center Whole Loan documents require an upfront deposit of approximately $342,855 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at approximately $95,237 monthly; provided, such monthly deposits will be waived so long as (i) no event of default or Material Tenant Trigger Event (as defined below) has occurred and is continuing, (ii) the applicable lease demises the entirety of the Century Business Center Property and requires the applicable tenant thereunder to pay all real estate taxes with respect to the entirety of the Century Business Center Property directly to the applicable governmental authorities, (iii) the applicable lease is in full force and effect and has not expired or terminated, (iv) the applicable tenant is paying all taxes directly to the applicable governmental authorities in accordance with its lease and (v) the borrower delivers evidence to the lender in a timely manner of such timely payment of all taxes. As of the origination date, the SpaceX lease does not satisfy conditions provided therein due to failure to satisfy clauses (ii) and (v) above.

Insurance – The Century Business Center Whole Loan documents require an upfront deposit of approximately $7,725 and ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially estimated at $4,828; provided, such monthly deposits will be waived to the extent that the insurance requirements under the Century Business Center Whole Loan documents are satisfied pursuant to a blanket policy, such blanket policy is maintained in full force and effect, and evidence of such blanket policy is provided to the lender in a timely manner. Notwithstanding the foregoing, but subject to review of the SpaceX lease, the monthly escrow insurance premiums will be waived for so long as (i) the SpaceX lease remains in full force and effect, (ii) no Material Tenant Trigger Event has occurred and is continuing, (iii) SpaceX is obligated pursuant to its lease to maintain insurance as required under the Century Business Center Whole Loan documents and (iv) SpaceX is timely paying all of the insurance premiums for the insurance required to be maintained under the SpaceX lease directly to the insurer and the borrower provides evidence of such performance to the lender in a timely manner. As of the origination date, the SpaceX lease does not satisfy conditions provided therein due to failure to satisfy clauses (iii) and (iv) above.

Replacement Reserve – The Century Business Center Whole Loan documents require an ongoing monthly replacement reserve deposit of $17,500; provided, such monthly deposits will be waived so long as (i) the SpaceX lease remains in full force and effect, (ii) no Material Tenant Trigger Event has occurred and is continuing, (iii) SpaceX has not “gone dark” in any portion of its premises (other than (x) temporary cessations of business for remodeling or equipment installation/replacement or (y) during restoration following a casualty event), (iv) SpaceX has not subleased any portion of its premises (other than to a subsidiary or spinoff of SpaceX), (v) SpaceX is obligated pursuant to its lease to maintain the Century Business Center Property in a condition required under its lease and (vi) SpaceX performs such obligations and the borrower provides evidence of such performance to the lender in a timely manner.

TI/LC Reserve – The Century Business Center Whole Loan documents require an upfront deposit of $3,800,000 and ongoing monthly TI/LC reserves of approximately $29,215.

Debt Service Reserve – The Century Business Center Whole Loan documents require an upfront deposit of approximately $349,443 for the monthly debt service payment amount due to the lender on July 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

Low DSCR Cure Deposit Funds – If the borrower deposits with the lender one or more Low DSCR Cure Deposits in cash to avoid the occurrence of a Cash Management DSCR Trigger Event (as defined below), the lender will transfer such amounts into the Low DSCR Cure Deposit account. The lender will hold such Low DSCR Cure Deposit(s) as cash collateral for the debt. At any time during the term of the Century Business Center Whole Loan that Low DSCR Cure Deposit funds are on deposit in the Low DSCR Cure Deposit account, the lender will determine the debt service coverage ratio on the last day of each month taking into account the Low DSCR Cure Deposit funds. If the lender determines that the Low DSCR Cure Deposit funds then on deposit in the Low DSCR Cure Deposit account, if applied to reduce the then outstanding principal balance, would be insufficient to cause the debt service coverage ratio to be at least 1.35x, then the borrower may, in order to continue avoid the occurrence of a Cash Management DSCR Trigger Event, within five business days of the lender’s notice to the borrower of such deficiency, deposit with the lender such additional funds such that, when added to the funds on deposit in the Low DSCR Cure Deposit account, would be sufficient, if applied to reduce then outstanding principal balance, to result in a debt service coverage ratio of at least 1.35x.

Lockbox and Cash Management. The Century Business Center Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the Century Business Center Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within two business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Century Business Center Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Century Business Center Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant rollover reserve (subject to a cap of $7,500,000), (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Century Business Center Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the key principals or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.30x (a “Cash Management DSCR Trigger Event”), (iv) the indictment for fraud or misappropriation of funds by any of the borrower, the guarantors, the key principals or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the Century Business Center Property), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principals’ or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.35x for two consecutive calendar quarters or the borrower has deposited with the lender cash in an amount (such amount, the “Low DSCR Cure Deposit”) that, if applied to reduce the then outstanding principal balance, would result in a debt service coverage ratio that is equal to or greater than 1.35x, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Century Business Center Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Century Business Center Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the key principals or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.25x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principals’ or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

A “Material Tenant” means (i) SpaceX or (ii) any tenant at the Century Business Center Property that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Century Business Center Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Century Business Center Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel, or not to extend or renew its lease, (ii) on or prior to the date that is 18 months prior to the then-applicable expiration date under its Material Tenant lease, a Material Tenant does not extend such lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated in whole or in part or is no longer in full force and effect, (vii) at any point on or after December 6, 2028, a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion in excess of 200,000 square feet, (viii) on or after the origination date of the Century Business Center Whole Loan, a Material Tenant announces or discloses publicly, its intention to relocate or vacate all or any portion of its Material Tenant space, (ix) if more than 200,000 square feet of a Material Tenant space is marketed for sublease or subleased by or on behalf of a Material Tenant or (x) if the sum of the space described in (vii) and (ix) above exceeds 200,000 square feet in the aggregate and expiring upon (a) with respect to clause (i), (ii), (iii), (vi), (vii), (viii), (ix) or (x) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Century Business Center Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, the applicable Material Tenant revokes or rescinds all termination or non-extension notices, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vii) above and if the conditions in clause (i) above are not satisfied, the Material Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the Century Business Center Property or a portion thereof, (f) with respect to clause (viii) above and if the conditions in clause (i) above are not satisfied, the retraction by the Material Tenant of all announcements or disclosures of its intention to relocate or vacate any portion of its Material Tenant space, (g) with respect to clause (ix) above and if the conditions in clause (i) above are not satisfied, (1) the cessation of marketing efforts with respect to its Material Tenant space or (2) the cancellation of such sublease, and the recommencement of its operations by the Material Tenant at

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

the Century Business Center Property and (h) with respect to clause (x) above, the conditions in subclauses (v) and (vi) above, as applicable, are each satisfied.

Property Management. The Century Business Center Property is managed by Zelman Development Co., an affiliate of the borrower sponsors.

Terrorism Insurance. The Century Business Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Mortgage Loan No. 2 – Gateway Industrial Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI/AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	[NR/NR/NR]			Location:	Detroit, MI 48223
Original Balance(1):	$59,500,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$59,500,000			Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:	9.98%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(6):	Various/2020-2023
Borrower Sponsors:	Jay Gudebski and Richard G. Allman III			Size:	1,441,839 SF
Guarantors:	Jay Gudebski and Richard G. Allman III			Cut-off Date Balance Per SF:	$65
Mortgage Rate:	6.7400%			Maturity Date Balance Per SF:	$65
Note Date:	6/9/2025			Property Manager:	Innovo Property Management, LLC (borrower-related)
Maturity Date:	7/6/2030
Term to Maturity:	61 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(7):	$8,287,574
IO Period:	61 months			UW NCF:	$7,924,853
Seasoning:	1 month			UW NOI Debt Yield(1):	8.9%
Prepayment Provisions(2):	L(25),D(29),O(7)			UW NCF Debt Yield(1):	8.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	8.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.25x
Additional Debt Balance(1):	$33,500,000			Most Recent NOI(7):	$6,110,500 (4/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$5,891,023 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$5,389,457 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	78.1% (6/1/2025)
RE Taxes:	$0	$432,301(4)	NAP	2nd Most Recent Occupancy:	72.7% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	79.4% (12/31/2023)
Replacement Reserve:	$0	$12,015	NAP	Appraised Value (as of):	$144,200,000 (5/9/2025)
Deferred Maintenance:	$1,500	$0	NAP	Appraised Value PSF:	$100
TI/LC Reserve:	$1,000,000	$114,146	NAP	Cut-off Date LTV Ratio(1):	64.5%
Other Reserves(5):	$14,943,426	$0	NAP	Maturity Date LTV Ratio(1):	64.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$93,000,000	97.9%	Loan Payoff:	$75,227,499	79.2%
Sponsor Equity	$1,975,547	2.1%	Upfront Reserves:	$15,943,426	16.8%
			Closing Costs:	$3,804,622	4.0%
Total Sources:	$94,975,547	100.0%	Total Uses:	$94,975,547	100.0%

(1)	The Gateway Industrial Center Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $93,000,000. The information presented above is based on the Gateway Industrial Center Whole Loan (as defined below).
(2)	Defeasance of the Gateway Industrial Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Gateway Industrial Center Whole Loan to be securitized and (b) June 9, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the WFCM 2025-5C5 securitization in July 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” section below for further discussion.
(4)	Monthly RE Taxes deposits are $432,301 from July 2025 through September 2025 and thereafter decrease to 1/12th of the annual real estate tax payments that the lender estimates will be payable during the next ensuing 12 months (initially estimated to be approximately $117,900).
(5)	Other Reserves are comprised of an initial unfunded obligations reserve of $12,999,018 and a gap rent reserve of $1,944,408.
(6)	The Gateway Industrial Center Property (as defined below) was built in phases in 1948, 1957, 1968, 1973, 1976, 1996, and 2022.
(7)	The increase from Most Recent NOI to UW NOI is primarily attributable to the IRS (as defined below) executing a new lease with rent expected to commence in May 2026.

The Mortgage Loan. The second largest mortgage loan (the “Gateway Industrial Center Mortgage Loan”) is part of a whole loan (the “Gateway Industrial Center Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal amount of $93,000,000. The Gateway Industrial Center Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Argentic Real Estate Finance 2 LLC (“AREF 2”). The Gateway Industrial Center Whole Loan is secured by a first priority mortgage on a fee interest in an industrial warehouse/distribution center totaling 1,441,839 SF located in Detroit, Michigan (the “Gateway Industrial Center Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

The Gateway Industrial Center Mortgage Loan is evidenced by the controlling Note A-1 to be contributed by CREFI and the non-controlling Note A-4 and Note A-5-3-2 to be contributed by AREF 2, with an aggregate original principal balance of $59,500,000. The Gateway Industrial Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Gateway Industrial Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$28,250,000	$28,250,000	WFCM 2025-5C5	Yes
A-2(1)	$10,000,000	$10,000,000	CREFI	No
A-3(1)	$8,250,000	$8,250,000	CREFI	No
A-4	$30,000,000	$30,000,000	WFCM 2025-5C5	No
A-5-1(1)	$8,000,000	$8,000,000	AREF2	No
A-5-2(1)	$5,000,000	$5,000,000	AREF2	No
A-5-3-1(1)	$2,250,000	$2,250,000	AREF2	No
A-5-3-2	$1,250,000	$1,250,000	WFCM 2025-5C5	No
Total	$93,000,000	$93,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsors. The borrower is Innovo-Gateway Parcel A, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Gateway Industrial Center Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Jay Gudebski and Richard G. Allman III of Innovo Development Group, a Michigan based real estate investment and development firm with a portfolio of over 160 residential units and over one million SF of industrial space.

The Property. The Gateway Industrial Center Property consists of a 1,441,839 SF industrial warehouse and distribution center located in Detroit, Michigan. The Gateway Industrial Center Property is comprised of three buildings on an approximately 68.9-acre site which were constructed in phases in 1948, 1957, 1968, 1973, 1976, 1996, and 2022 with renovations occurring between 2020 and 2023. The Gateway Industrial Center Property features approximately 6.8% of office finish with 118 dock high doors, 17 drive-in doors, and clear heights ranging from 16 to 60 feet, with a weighted average clear height of 28 feet. The Gateway Industrial Center Property also features 1,239 surface parking spaces, resulting in a parking ratio of 0.86 spaces per 1,000 SF.

The Gateway Industrial Center Property benefits from its location in Detroit, which is the second-largest regional economy in the Midwest and the center of the U.S. automobile industry. Furthermore, the Gateway Industrial Center Property is located at the intersection of Interstate 96 and the Southfield Expressway providing access to multiple interstates, the greater Detroit metropolitan area, and connectivity to Canada and Chicago. As of June 1, 2025, the Gateway Industrial Center Property was 78.1% leased by five tenants.

Major Tenants.

Detroit Manufacturing Systems, LLC (“DMS”) (727,535 SF, 50.5% of NRA, 48.8% of UW Rent). Founded in 2012, DMS is a privately held contract manufacturer and assembly provider for the automotive, heavy truck, industrial, recreational, and government industries. DMS offers multiple services including build to print, error proofing, protype creation, sub-assembly of components (robotic and mechanical), and full module assembly. DMS has a team of 1,700 trained professionals and produces over 2,300,000 assemblies per year resulting in over $1 billion in annual sales. DMS has been a tenant at the Gateway Industrial Center Property since June 2013 and has expanded its space multiple times and has also invested over $100 million in buildouts and equipment into its respective spaces. DMS currently leases 727,535 SF of space at the Gateway Industrial Center Property under multiple leases with current lease terms through September 2027 in relation to 572,610 SF of space and October 2027 in relation to 154,925 SF of space. DMS has two, five-year renewal options in relation to 484,610 SF of its space and no termination options remaining.

General Services Administration – Internal Revenue Service (“IRS”) (80,556 SF, 5.6% of NRA, 22.8% of UW Rent). Established in 1862, the Internal Revenue Service is a bureau of the Department of the Treasury and is responsible for administering and enforcing federal tax laws in the United States, including processing tax returns, collecting federal taxes, and issuing refunds. The IRS recently executed a lease for 80,556 square feet of space at the Gateway Industrial Center Property and plans to use this space for the Wage & Investment Correspondence Production Services print facility, which processes approximately 200 million mailings per year. The IRS is not yet in occupancy and its space is currently being built out. Rent under the IRS lease is expected to commence in May 2026. The lease is expected to have a lease term through April 2038 (based on the expected rent commencement date) with no renewal options. At origination, $12,999,018 was reserved for unfunded obligations and $1,944,408 for gap rent in relation to the IRS space. The IRS has the option to terminate its lease, in whole or in part, at any time on or after the end of the firm term of the lease (which is expected to be April 30, 2034 based on the expected commencement date), by providing no less than 90 days’ prior written notice. We cannot assure you that the IRS will take occupancy and commence paying rent as expected.

Tiberina Detroit, Inc. (“Tiberina”) (200,000 SF, 13.9% of NRA, 20.2% of UW Rent). Tiberina is an Italian automotive supplier which provides body components for automakers. Tiberina offers a variety of products and services including cross car beams, impact beams, suspensions, and skin panels. Tiberina has been a tenant at the Gateway Industrial Center Property since October 2023 and has a current lease term through December 2033 with two, five-year renewal options and no termination options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

The following table presents certain information relating to the top tenants by underwritten base rent at the Gateway Industrial Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Detroit Manufacturing Systems, LLC	NR/NR/NR	727,535	50.5%	$4,311,549	48.8%	$5.93	Various(4)	2 x 5 yr(5)	N
General Services Administration - IRS	Aa1/AA+/AA+	80,556	5.6%	$2,013,689	22.8%	$25.00	4/30/2038	N	Y(6)
Tiberina Detroit, Inc.	NR/NR/NR	200,000	13.9%	$1,784,000	20.2%	$8.92	12/31/2033	2 x 5 yr	N
Quaker Houghton PA, Inc.	NR/NR/NR	117,700	8.2%	$531,083	6.0%	$4.51	9/30/2028	N	N
Parsec, Inc.(3)	NR/NR/NR	1	0.0%	$185,979	2.1%	NAP	11/30/2026	N	N
Major Tenants Subtotal/Wtd. Avg.		1,125,792	78.1%	$8,826,301	100.0%	$7.67
Other Tenants		0	0.0%	$0	0.0%	$0.00
Occupied Subtotal/Wtd. Avg.		1,125,792	78.1%	$8,826,301	100.0%	$7.67
Vacant Space		316,047	21.9%
Total/Wtd. Avg.		1,441,839	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2025, inclusive of rent steps through December 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Parsec, Inc. leases 6.12 acres of land at the Gateway Industrial Center Property which it utilizes for container storage. Annual UW Rent PSF excludes rent and net rentable area attributable to this space.
(4)	DMS occupies 727,535 SF of space at the property. 572,610 SF of that space expires September 30, 2027 and 154,925 SF of space expires October 31, 2027.
(5)	DMS occupies 727,535 SF of space at the property. DMS has 2, 5-year renewal options for 484,610 SF of that space, but no renewal options for the remaining 242,925 SF of space.
(6)	The IRS has the option to terminate its lease, in whole or in part, at any time on or after the end of the firm term of the lease (which is expected to be April 30, 2034), by providing no less than 90 days’ prior written notice.

The following table presents certain information relating to the lease rollover schedule at the Gateway Industrial Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026(3)	1	1	0.0%	0.0%	$185,979	2.1%	2.1%	NAP
2027(4)	1	727,535	50.5%	50.5%	$4,311,549	48.8%	51.0%	$5.93
2028	1	117,700	8.2%	58.6%	$531,083	6.0%	57.0%	$4.51
2029	0	0	0.0%	58.6%	$0	0.0%	57.0%	$0.00
2030	0	0	0.0%	58.6%	$0	0.0%	57.0%	$0.00
2031	0	0	0.0%	58.6%	$0	0.0%	57.0%	$0.00
2032	0	0	0.0%	58.6%	$0	0.0%	57.0%	$0.00
2033	1	200,000	13.9%	72.5%	$1,784,000	20.2%	77.2%	$8.92
2034	0	0	0.0%	72.5%	$0	0.0%	77.2%	$0.00
2035 & Thereafter	1	80,556	5.6%	78.1%	$2,013,689	22.8%	100.0%	$25.00
Vacant	0	316,047	21.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(5)	5	1,441,839	100.0%		$8,826,301	100.0%		$7.67

(1)	Information is based on the underwritten rent roll dated June 1, 2025, inclusive of rent steps through December 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.
(3)	2026 includes space leased to Parsec, Inc. which leases 6.12 acres of land at the Gateway Industrial Center Property that it utilizes for container storage. UW Rent PSF Rolling excludes rent and net rentable area attributable to this space.
(4)	2027 includes a lease to DMS which occupies 572,610 SF of space at the property that expires September 30, 2027 and 154,925 SF of space that expires October 31, 2027.
(5)	Total/Wtd. Avg. excludes vacant space for UW Rent PSF Rolling.

The Market. The Gateway Industrial Center Property is located at 12601 and 12701 Southfield Freeway in Detroit, Michigan. The Gateway Industrial Center Property benefits from its location in Detroit, which is the second-largest regional economy in the Midwest and the center of the U.S. automobile industry. Furthermore, the Gateway Industrial Center Property is located at the intersection of Interstate 96 and the Southfield Expressway which offer access to multiple interstates, major manufacturing and e-commerce facilities, international transportation from the Canadian border, and the greater metropolitan area. The Gateway Industrial Center Property is also located approximately 16.0 miles from the Detroit Metropolitan Airport.

According to a third-party market research report, the Gateway Industrial Center Property is located within the Groesbeck Central industrial submarket of the overall Detroit metropolitan industrial market. As of June 18, 2025, the Detroit industrial market had inventory of 632,953,017, an availability rate of 6.2%, and average asking rent of $8.99 per square foot. As of June 18, 2025, the Groesbeck Central industrial submarket had inventory of 16,037,938, a vacancy rate of 5.1%, and average asking rent of $8.95 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Gateway Industrial Center Property was 13,326, 139,781, and 398,992, respectively. The 2024 average household income within the same radii was $59,405, $51,892 and $58,903, respectively.

The following table presents certain information relating to comparable industrial rents with respect to the Gateway Industrial Center Property:

Market Rental Comparables(1)
Property Name/Address	Year Built	NRA (SF)	Dock-High Doors	Drive-In Doors	Clear Heights	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	Rent (PSF)
Gateway Industrial Center	Various(2)	1,441,839	118	17	28.0'	Tiberina Detroit, Inc.(3)	200,000(3)	Oct-23(3)	10(3)	$8.58(3)
Gestamp 52153 Sierra Drive Chesterfield Township, MI	2024	460,000	20	8	30.0'	Gestamp North America	460,000	Dec-24	15	$10.85
Warehouse Facility 18300 Vernier Road Harper Woods, MI	2024	208,204	10	1	36.0'	Home Express Delivery Services	104,353	Dec-24	5	$9.24
Ford Monroe Packaging Center 14741 Laplaisance Road Monroe, MI	2024	1,100,624	100	4	36.0'	Ford Motor Company	1,100,624	Oct-24	10	$8.37
Detroit Commerce Center 14250 Plymouth Road Detroit, MI	2024	793,520	85	6	40.0'	General Motors	793,520	Apr-24	10	$8.75
Crossroads Distribution Center North 6110 Haggerty Road Belleville, MI	2024	630,421	100	5	36.0'	DSV A/S	407,088	Jan-24	10	$8.75
Eastland Commerce Center - Building 1 18000 Vernier Road Harper Woods, MI	2024	297,000	52	2	36.0'	Thai Summit America Corp.	297,000	Oct-23	7	$8.00
Haylard Ridge Business Park 15000 North Ridge Road Plymouth, MI	2023	286,347	61	2	32.0'	Choctaw-Kaul Distribution	286,347	Jul-23	10	$7.65
Allied Commerce Center - Building 3 31774 Enterprise Drive Livonia, MI	1980	183,959	36	2	22.0'	Sll Star Auto Lights, Inc.	43,080	Sep-24	7	$6.75
Industrial Facility 449 Executive Drive Troy, MI	1979	33,001	0	1	22.0'	Polymershapes	33,001	Jun-24	5	$7.70
Kuka Systems 6833 Center Drive Sterling Heights, MI	1998	66,132	0	4	28.0'	KUKA Systems North America LLC	66,132	Apr-24	10	$6.95
Crossroads Distribution Center South Bldg II 41873 Ecorse Road Belleville, MI	1998	550,000	119	2	30.0'	Scholastic Book Fairs	65,484	Oct-23	5	$6.10
Industrial Facility 6400 East 14 Mile Road Warren, MI	2000	1,012,168	69	1	28.0'	Samsung SDI America, Inc.	274,000	Apr-23	5	$6.32
Industrial Facility 6200 Metro Parkway Sterling Heights, MI	1967	388,273	59	12	23.0'	Gannet Publishing	388,273	Feb-23	5	$4.36

(1)	Source: Appraisal.
(2)	The Gateway Industrial Center Property was built in phases in 1948, 1957, 1968, 1973, 1976, 1996, and 2022.
(3)	Based on the underwritten rent roll dated June 1, 2025. Rent (PSF) represents the underwritten base rent excluding contractual rent steps.

Appraisal. The appraisal concluded to an “as is” value of $144,200,000 as of May 9, 2025, which results in a Cut-off Date LTV Ratio and Maturity Date LTV ratio for the Gateway Industrial Center Whole Loan of 64.5% and 64.5%, respectively. The appraisal also concluded to a “prospective market value upon stabilization” value for the Gateway Industrial Center Property of $160,300,000 as of June 1, 2026 which assumes that the Gateway Industrial Center Property achieves a stabilized economic occupancy of 95.0%. The “prospective market value upon stabilization” value results in a Cut-off Date LTV Ratio and Maturity Date LTV ratio for the Gateway Industrial Center Whole Loan of 58.0% and 58.0%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated June 6, 2025 (the “ESA”), there was a controlled recognized environmental condition at the Gateway Industrial Center Property relating to impacts to soil, soil vapor, and shallow perched groundwater associated with long-term industrial use. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Gateway Industrial Center Property:

Cash Flow Analysis
	2021	2022	2023	2024	4/30/2025 TTM(1)	UW(1)(2)	UW PSF
Base Rent	$3,995,707	$4,573,491	$5,706,503	$6,581,856	$6,626,405	$8,584,904	$5.95
Contractual Rent Steps	$0	$0	$0	$0	$0	$241,396	$0.17
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$3,160,370	$2.19
Gross Potential Rent	$3,995,707	$4,573,491	$5,706,503	$6,581,856	$6,626,405	$11,986,670	$8.31
Reimbursements	$1,694,757	$2,313,365	$2,561,445	$2,942,059	$3,123,473	$3,265,875	$2.27
Net Rentable Income	$5,690,464	$6,886,855	$8,267,948	$9,523,914	$9,749,878	$15,252,545	$10.58
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($3,160,370)	($2.19)
Other Income(3)	$26,945	$117,324	$26,411	$66,303	$95,106	$0	$0.00
Effective Gross Income	$5,717,410	$7,004,179	$8,294,359	$9,590,218	$9,844,984	$12,092,176	$8.39

Management Fee	$171,522	$210,125	$248,831	$287,707	$295,350	$362,765	$0.25
Real Estate Taxes	$800,467	$746,507	$735,756	$1,347,432	$1,362,922	$1,393,833	$0.97
Insurance	$312,538	$222,624	$238,894	$440,101	$424,828	$396,620	$0.28
Other Operating Expenses(4)	$957,864	$1,238,373	$1,681,421	$1,623,955	$1,651,383	$1,651,383	$1.15
Total Operating Expenses	$2,242,391	$2,417,629	$2,904,901	$3,699,195	$3,734,484	$3,804,601	$2.64

Net Operating Income	$3,475,019	$4,586,550	$5,389,457	$5,891,023	$6,110,500	$8,287,574	$5.75
Replacement Reserves	$0	$0	$0	$0	$0	$144,184	$0.10
TI/LC	$0	$0	$0	$0	$0	$218,538	$0.15
Net Cash Flow	$3,475,019	$4,586,550	$5,389,457	$5,891,023	$6,110,500	$7,924,853	$5.50

Occupancy (%)	NAV	100.0%	79.4%	72.7%	76.3%	79.3%(5)
NOI DSCR(6)	0.55x	0.72x	0.85x	0.93x	0.96x	1.30x
NCF DSCR(6)	0.55x	0.72x	0.85x	0.93x	0.96x	1.25x
NOI Debt Yield(6)	3.7%	4.9%	5.8%	6.3%	6.6%	8.9%
NCF Debt Yield(6)	3.7%	4.9%	5.8%	6.3%	6.6%	8.5%

(1)	The increase in Net Operating Income from 4/30/2025 TTM to UW is primarily attributable to the IRS executing a new lease with rent expected to commence in May 2026.
(2)	Information is based on the underwritten rent roll dated June 1, 2025, inclusive of rent steps through December 1, 2025.
(3)	Other Income includes miscellaneous income such as tenant reimbursements for maintenance and repairs.
(4)	Other Operating Expenses represents common area maintenance expenses.
(5)	UW Occupancy represents economic occupancy.
(6)	Metrics are based on the Gateway Industrial Center Whole Loan.

Escrows and Reserves. At origination of the Gateway Industrial Center Whole Loan, the borrower deposited approximately (i) $1,000,000 into a reserve for future tenant improvements and leasing commissions, (ii) $12,999,018 into an outstanding obligations reserve with respect to the IRS lease, (iii) $1,944,408 into a gap rent reserve with respect to the IRS lease and (iv) $1,500 into an immediate repairs reserve.

Real Estate Taxes – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the annual real estate tax payments that the lender estimates will be payable during the next ensuing 12 months into a real estate tax reserve account (initially estimated to be approximately $117,900); provided that for the months of July through September 2025 the monthly deposit will be approximately $432,301.

Insurance – The Gateway Industrial Center Whole Loan documents require at the option of the lender, if the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, or the lender requires a separate policy, ongoing monthly deposits into an insurance reserve equal to 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies. An acceptable blanket or umbrella policy was in place at origination of the Gateway Industrial Center Whole Loan.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $12,015 for replacements to the Gateway Industrial Center Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $114,146 into a reserve for future tenant improvements and leasing commissions. Notwithstanding the foregoing, the monthly deposit will be reduced to $18,023 upon the occurrence of a DMS Trigger Cure (as defined below).

A “DMS Trigger Cure” means (A) either (x) not less than 75% of the space leased under the DMS lease as of the origination date has been leased pursuant to one or more leases with a term of at least three years, and a base rent equal to or greater than 75% of the annual rent payable under the DMS lease as of the origination date, and the applicable tenants are in actual physical occupancy of their leased space, there are no contingencies to the effectiveness of each such lease, and each such lease has commenced and a rent commencement date has been established, or (y) DMS has renewed its lease in accordance with the terms of the related loan agreement for a term of at least three years, and in the case of either (x) or (y), sufficient funds have

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

accumulated in the excess cash flow reserve to cover anticipated leasing costs and free rent in connection with such new or renewal lease and (B) the debt yield is at least 9.25% for two consecutive calendar quarters.

Lockbox and Cash Management. The Gateway Industrial Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each tenant at the Gateway Industrial Center Property directing them to pay rent and other sums due to the lender-controlled lockbox account. The borrower is required to (or cause the property manager to) promptly deposit all revenue derived from the Gateway Industrial Center Property and received by the borrower or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects in its sole discretion to deliver a restricted account notice, in which case all such funds will be required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Gateway Industrial Center Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Gateway Industrial Center Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Gateway Industrial Center Whole Loan. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower (other than any funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below), which may be released only at such time as the Specified Tenant Stabilization Conditions (as defined below) have been satisfied). Upon an event of default under the Gateway Industrial Center Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Gateway Industrial Center Whole Loan documents, (ii) the debt service coverage ratio being less than 1.15x and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Gateway Industrial Center Whole Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, and (z) with regard to clause (iii) above, the Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant” means, as applicable, (i) DMS (and its successors and/or assigns), (ii) the tenant known as “Tiberina” (and its successors and/or assigns), (iii) the IRS (and its successors and/or assigns), (iv) any other lessee of the Specified Tenant space or any portion thereof and (v) any guarantor of a Specified Tenant lease and any parent company of any Specified Tenant that provides credit support therefor.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond any notice and cure periods stated therein, (ii) a Specified Tenant failing to be in actual, physical possession of not less than 75% of the Specified Tenant space in the aggregate, (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in more than 25% of the Specified Tenant space in the aggregate, (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion greater than 25% of the Specified Tenant space in the aggregate, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant and (vii) a Specified Tenant failing to provide written notice to the borrower to extend or renew the applicable Specified Tenant lease for a term of at least three years by the earlier of (x) 12 months prior to expiration of such lease and (y) the renewal deadline set forth in such lease, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing not less than 75% of the Specified Tenant space in the aggregate, pursuant to one or more leases for a minimum term of three years in accordance with the applicable terms and conditions of the Gateway Industrial Center Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means each of the following, as applicable, that the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease, (ii) is in actual, physical possession of not less than 75% of the Specified Tenant space in the aggregate unless a permitted go dark event pursuant to the terms of the Gateway Industrial Center Whole Loan documents (generally a condition beyond the control of the tenant that lasts not more than 180 days) is ongoing with respect to the applicable Specified Tenant, and is open for business during customary hours and not “dark” in more than 25% of the Specified Tenant space in the aggregate, (iii) has revoked or rescinded all termination or cancellation notices for not less than 75% of the Specified Tenant space in the aggregate, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (vii) of the definition of Specified Tenant Trigger Period above, has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the Gateway Industrial Center Whole Loan documents and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, and (vi) is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by either re-tenanting the applicable Specified Tenant space or renewing or extending any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal or extension, as applicable.

“Specified Tenant Stabilization Conditions” means with respect to curing any Specified Tenant Trigger Period by either re-tenanting the applicable Specified Tenant space or renewing or extending any Specified Tenant lease, all leasing commissions have been paid and all tenant improvement obligations have been completed and paid with respect to the related replacement lease or renewal or extension lease, all free or abated rent periods under such lease have expired and the applicable tenant is open for business and paying full contractual rent.

Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Gateway Industrial Center Property and business interruption insurance that includes coverage for terrorism for a period of 18 months and contains an extended period of indemnity for up to twelve months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Mortgage Loan No. 3 – 322 Grand Concourse

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		GCMC, BMO		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		[NR/NR/NR]		Location:	Bronx, NY 10451
Original Balance(1):		$52,500,000		General Property Type:	Multifamily
Cut-off Date Balance(1):		$52,500,000		Detailed Property Type:	High Rise
% of Initial Pool Balance:		8.8%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2023/NAP
Borrower Sponsors:		Simon Kaufman and Yoel Kaufman		Size(4):	151 Units
Guarantors:		Simon Kaufman, Yoel Kaufman, Abraham Grunhunt		Cut-off Date Balance per Unit:	$463,576
Mortgage Rate:		6.3000%		Maturity Date Balance per Unit:	$463,576
Note Date:		6/12/2025		Property Manager:	Pointe Management NY LLC
Maturity Date:		7/6/2030		Underwriting and Financial Information
Term to Maturity:		60 months		UW NOI:	$5,615,732
Amortization Term:		0 months		UW NCF:	$5,573,182
IO Period:		60 months		UW NOI Debt Yield(1):	8.0%
Seasoning:		0 months		UW NCF Debt Yield(1):	8.0%
Prepayment Provisions(2):		L(24),D(30),O(6)		UW NOI Debt Yield at Maturity(1):	8.0%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NCF DSCR(1):	1.25x
Additional Debt Type(1):		Pari Passu		Most Recent NOI(5):	$5,082,233 (T-3 4/30/2025 Ann.)
Additional Debt Balance(1):		$17,500,000		2nd Most Recent NOI(5)(6):	$2,534,842 (12/31/2024)
Future Debt Permitted (Type):		NAP		3rd Most Recent NOI(6):	NAP
				Most Recent Occupancy(4)(5):	96.7% (5/14/2025)
Reserves(3)				2nd Most Recent Occupancy(4)(5):	66.2% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	NAP
RE Taxes:	$7,674	$3,837	NAP	Appraised Value (as of):	$103,000,000 (4/10/2025)
Insurance:	$55,679	$7,954	NAP	Appraised Value per Unit:	$682,119
Replacement Reserve:	$0	$3,213	$75,000	Cut-off Date LTV Ratio:	68.0%
TI/LC:	$0	$333	$30,000	Maturity Date LTV Ratio:	68.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$70,000,000	100.0%	Loan Payoff:	$62,099,201	88.7%
			Sponsor Equity:	$5,967,958	8.5%
			Closing Costs:	$1,869,487	2.7%
			Upfront Reserves:	$63,354	0.1%
Total Sources:	$70,000,000	100.0%	Total Uses:	$70,000,000	100.0%

(1)	The 322 Grand Concourse Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $70,000,000. The information presented is based on the 322 Grand Concourse Whole Loan (as defined below).
(2)	Defeasance of the 322 Grand Concourse Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the startup day of the securitization of the last promissory note representing a portion of the 322 Grand Concourse Whole Loan to be securitized and (b) June 12, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the WFCM 2025-5C5 securitization in July 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion.
(4)	Size, Most Recent Occupancy, and 2nd Most Recent Occupancy reflect the multifamily component of the 322 Grand Concourse Property (as defined below). The 322 Grand Concourse Property also contains approximately 4,000 square feet of commercial space which is 100% leased.
(5)	The increase in NOI and Occupancy from 2024 to Most Recent is due to the 322 Grand Concourse Property being in its initial lease up phase.
(6)	Historical NOI and Occupancy information prior to the dates set forth above are not available because the 322 Grand Concourse Property was recently constructed in 2023.

The Mortgage Loan. The third largest mortgage loan (the “322 Grand Concourse Mortgage Loan”) is part of a whole loan (the “322 Grand Concourse Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal amount of $70,000,000. The 322 Grand Concourse Whole Loan is secured by a first priority fee interest in a recently constructed 151-unit, high-rise, multifamily property located in the Bronx, New York (the “322 Grand Concourse Property”). The 322 Grand Concourse Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3, with an aggregate original principal balance of $52,500,000. The 322 Grand Concourse Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

322 Grand Concourse Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$26,250,000	$26,250,000	WFCM 2025-5C5	Yes
A-2(1)	$8,750,000	$8,750,000	BMO	No
A-3	$26,250,000	$26,250,000	WFCM 2025-5C5	No
A-4(1)	$8,750,000	$8,750,000	BMO	No
Total	$70,000,000	$70,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsors. The borrower is 336 Grand Concourse LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors are Simon Kaufman and Yoel Kaufman, and the non-recourse carveout guarantors are Simon Kaufman, Yoel Kaufman, and Abraham Grunhunt.

Simon Kaufman and Yoel Kaufman are the founders of YS Realty NY Inc, YS Builders NY Inc and YNS Management Inc, real estate companies specializing in multifamily development, ownership and management in New York City. The borrower sponsors have a combined portfolio of 29 multifamily and mixed-use properties totaling over 600 units, primarily located in Brooklyn and the Bronx, New York.

The Property. The 322 Grand Concourse Property is a 151-unit high-rise multifamily property built by the borrower sponsors in 2023 for a total cost of approximately $84.4 million. As of May 14, 2025, the residential portion of the 322 Grand Concourse Property was 96.7% leased. The 322 Grand Concourse Property is located on Grand Concourse in the Mott Haven neighborhood of South Bronx, New York. The 322 Grand Concourse Property is located one block from the 138th Street/Grand Concourse subway station, with access to Manhattan via the 4 and 5 subway lines, and proximate to the 2 and 6 subway lines and multiple bus routes.

The 322 Grand Concourse Property consists of a 14-story building featuring 151 residential units and 4,000 square feet of commercial space across three units. The 322 Grand Concourse Property also contains a 32-space parking garage that is leased to a third-party operator and shared with the adjacent 310 Grand Concourse building through an easement agreement. The residential units feature studio, 1-bedroom, and 2-bedroom layouts, and of the 151 total units, 46 (30.5% of total units) are designated for affordable housing, while the remaining 105 units (69.5%) are leased as market units. Construction on the 322 Grand Concourse Property was completed in 2023, and leasing began in July 2023.

The 322 Grand Concourse Property adjoins 310 Grand Concourse, which is currently owned by an affiliate of the borrower sponsors, with a shared lobby and amenities, subject to an easement agreement. Amenities include a roof deck, recreation room, yoga room, fitness center, lounge, business center, laundry room, photo studio, party room, bike storage, video game room, pet spa, golf room, outdoor courtyard, and screening room. Units contain stainless steel appliances, custom cabinetry, hardwood flooring and dishwashers, with select units having private balconies.

The commercial space at the 322 Grand Concourse Property is 100% leased to three tenants, inclusive of a 1,350 space that is master leased to Point Management NY LLC, the property management company and an affiliate of the borrower sponsors. The commercial space collectively accounts for 4.0% of underwritten gross potential rent. Commercial tenants include Grand Gourmet Deli Corp., a deli, and Organic Essentials, a convenience store.

The 322 Grand Concourse Property benefits from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development and received bonus development rights through the Voluntary Inclusionary Housing Program (“VIH”). The 421-a tax abatement requires the 322 Grand Concourse Property to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. Further, the VIH requires that 25 of the affordable units are reserved for households earning up to 80% of area median income. The 421-a tax abatement phases out in 2057/2058. Of the affordable units, 21 are currently leased to tenants through the Family Homelessness and Eviction Protection Supplement program (“CityFHEPs”).

The following table presents certain information relating to the unit mix at the 322 Grand Concourse Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
Studio - Market	3	2	66.7%	491	1,472	$3,230	$3,150
1 Bed / 1 Bath - Market	50	48	96.0%	554	27,678	$3,193	$3,450
2 Bed / 1 Bath – Market	44	43	97.7%	823	36,193	$4,131	$4,500
2 Bed / 1.5 Bath – Market	8	7	87.5%	1,024	8,190	$4,214	$4,500
Studio - Affordable	5	5	100.0%	558	2,790	$1,626	$1,605
1 Bed / 1 Bath - Affordable	18	18	100.0%	638	11,487	$2,433	$2,414
2 Bed / 1 Bath - Affordable	23	23	100.0%	917	21,097	$2,674	$2,639
Total/Wtd. Avg.	151	146	96.7%	721	108,907	$3,290	$3,498

(1)	Based on the borrower rent roll dated May 14, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. According to the appraisal, the 322 Grand Concourse Property is located in the South Bronx multifamily submarket. As of the fourth quarter of 2024, the South Bronx submarket had an inventory of 66,263 units, Class A monthly market rent of $3,422 per unit, and a vacancy rate of approximately 3.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

The following table presents information regarding certain comparable properties to the 322 Grand Concourse Property:

Comparable Rental Summary(1)
Property	Unit Mix	Average SF per Unit	Average Rent PSF	Average Rent per Unit
322 Grand Concourse(2) Bronx, NY	Studio – Market 1 Bed / 1 Bath – Market 2 Bed / 1 Bath – Market 2 Bed / 1.5 Bath – Market Studio – Affordable 1 Bed / 1 Bath – Affordable 2 Bed / 1 Bath – Affordable	491 554 823 1,024 558 638 917	$6.58 $5.76 $5.02 $4.12 $2.91 $3.81 $2.92	$3,230 $3,193 $4,131 $4,214 $1,626 $2,433 $2,674
445 Gerard Avenue Bronx, NY	Studio 1 Bedroom 2 Bedroom	620 736 987	$4.93 $4.28 $4.53	$3,059 $3,150 $4,473
2455 Third Avenue Bronx, NY	Studio 1 Bedroom 2 Bedroom	400 475 850	$8.14 $6.93 $4.47	$3,255 $3,290 $3,796
40 Bruckner Boulevard Bronx, NY	Studio 1 Bedroom 2 Bedroom	432 578 898	$7.30 $5.41 $4.96	$3,155 $3,125 $4,450
5 Lincoln Avenue Bronx, NY	Studio	482	$6.49	$3,130
Confidential Bronx, NY	Studio 1 Bedroom 2 Bedroom	530 680 830	$6.04 $5.11 $5.60	$3,200 $3,475 $4,650
225 East 138th Street Bronx, NY	1 Bedroom	579	$4.83	$2,799
2413 Third Avenue Bronx, NY	2 Bedroom	1,096	$3.83	$4,195

(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated May 14, 2025.

Appraisal. The appraiser concluded to an “as-is” value for the 322 Grand Concourse Property of $103,000,000 as of April 10, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 22, 2025, there was no evidence of any recognized environmental conditions at the 322 Grand Concourse Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 322 Grand Concourse Property:

Cash Flow Analysis(1)
	2024	T-3 Annualized 4/30/2025	UW	UW Per Unit
Gross Potential Rent(2)	$6,176,701	$6,195,419	$6,238,761	$41,316
Utility Reimbursement	$47,652	$48,804	$48,804	$323
Concessions	$0	$0	($119,842)	($794)
Potential Gross Income	$6,224,353	$6,244,223	$6,167,724	$40,846
Vacancy/Credit Loss	($3,318,851)	($952,992)	($192,097)	($1,272)
Other Income	$163,328	$279,192	$283,020	$1,874
Effective Gross Income	$3,068,830	$5,570,423	$6,258,647	$41,448

Real Estate Taxes	$43,954	$43,954	$46,047	$305
Insurance	$113,509	$60,654	$95,450	$632
Other Operating Expenses	$376,525	$383,582	$501,417	$3,321
Total Operating Expenses	$533,988	$488,190	$642,914	$4,258

Net Operating Income	$2,534,842	$5,082,233	$5,615,732	$37,190
Replacement Reserves	$0	$0	$38,550	$255
TI/LC	$0	$0	$4,000	$26
Net Cash Flow	$2,534,842	$5,082,233	$5,573,182	$36,908

Occupancy	66.2%	96.7%(3)	97.0%(4)
NOI DSCR	0.57x	1.14x	1.26x
NCF DSCR	0.57x	1.14x	1.25x
NOI Debt Yield	3.6%	7.3%	8.0%
NCF Debt Yield	3.6%	7.3%	8.0%

(1)	Additional historical financials are not available as the 322 Grand Concourse Property was constructed in 2023.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated May 14, 2025 and includes both residential and commercial Gross Potential Rent.
(3)	Represents occupancy based on the borrower rent roll dated May 14, 2025.
(4)	Based on an economic vacancy of 3.0% for the residential component. Underwritten vacancy is 5.0% for the commercial component.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $7,674 for real estate taxes and (ii) approximately $55,679 for insurance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $3,837.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $7,954.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $3,213 for replacement reserves ($255 per unit annually), subject to a cap of $75,000.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $333 for tenant improvements and leasing commissions ($1.00 per square foot of commercial space annually), subject to a cap of $30,000.

Lockbox and Cash Management. The 322 Grand Concourse Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a 322 Grand Concourse Trigger Event (as defined below), the borrower is required to establish a lender-controlled lockbox account and is thereafter required to (i) deposit, or cause the property manager to immediately deposit, all revenue received by the borrower or the property manager into such lockbox and (ii) cause all rents and revenue from non-residential tenants to be deposited directly into such lockbox. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 322 Grand Concourse Whole Loan documents. All excess cash flow remaining in the cash management account after the application of such funds in accordance with the 322 Grand Concourse Whole Loan documents is required to be held by the lender in an excess cash flow reserve account as additional collateral for the 322 Grand Concourse Whole Loan. To the extent that no 322 Grand Concourse Trigger Event is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “322 Grand Concourse Trigger Event” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 322 Grand Concourse Whole Loan documents or (ii) commencing on or after June 12, 2026, the date on which the debt service coverage ratio is less than 1.10x based on the net cash flow for the trailing 12 months (a “Low DSCR Trigger Event”).

A 322 Grand Concourse Trigger Event will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; or (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.15x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

In order to avoid the commencement of a 322 Grand Concourse Trigger Event caused solely by a Low DSCR Trigger Event, the borrower may elect to either (i) deposit cash in an amount that, if such amount had been received by the borrower during the applicable calendar quarter triggering such Low DSCR Trigger Event, would have been sufficient to increase the debt service coverage ratio to an amount that equals or exceeds 1.15x or (ii) enter into a master lease for the requisite vacant space at the 322 Grand Concourse Property that will provide for a monthly base rent in an amount equal to that which would have been sufficient to increase the debt service coverage ratio to an amount that equals or exceeds 1.15x.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Mortgage Loan No. 4 – The Wharf

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	[A-/Baa1/NR]			Location:	Washington, D.C. 20024
Original Balance(1):	$50,000,000			General Property Type(4):	Various
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type(4):	Various
% of Initial Pool Balance:	8.4%			Title Vesting:	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Public Sector Pension Investment Board			Size:	2,241,794 SF
Guarantor:	PSPIB-RE Finance II Inc.			Cut-off Date Balance PSF(1):	$321
Mortgage Rate(2):	5.4389%			Maturity Date Balance PSF(1):	$321
Note Date:	6/18/2025			Property Manager:	Bozzuto Management Company, Concord Hospitality Enterprises Company, Oasis Marina LLC, CBRE, Inc., Colonial Parking, Inc., and District Wharf Properties LLC
Maturity Date:	7/11/2030
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information:
Seasoning:	0 months			UW NOI:	$108,102,894
Prepayment Provisions:	L(24),DorYM1(29),O(7)			UW NCF:	$103,696,220
Lockbox/Cash Mgmt Status:	Hard (Office and Retail); Soft (Remaining Collateral)/Springing			UW NOI Debt Yield(1):	15.0%
Additional Debt Type(1):	Pari Passu / Subordinate / Mezzanine			UW NCF Debt Yield(1):	14.4%
Additional Debt Balance(1):	$668,600,000 / $306,400,000 / $125,000,000			UW NOI Debt Yield at Maturity(1):	15.0%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR(1):	2.62x
				Most Recent NOI:	$85,065,804 (3/31/2025 TTM)
Reserves(3)				2nd Most Recent NOI:	$85,904,273 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$80,792,301 (12/31/2023)
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy(5):	93.0% (Various)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	NAV
Replacement Reserve:	$0	Springing	NAP	3rd Most Recent Occupancy:	NAV
TI/LC Reserve:	$0	Springing	NAP	Appraised Value (as of)(6):	$1,730,000,000 (Various)
FF&E Reserve	$0	Springing	NAP	Appraised Value PSF(6):	$772
Rent Concession Reserve	$26,973,955	$0	NAP	As-Is Cut-off Date LTV Ratio(1):	41.5%
Existing TI/LC Reserve	$18,758,819	$0	NAP	As-Is Maturity Date LTV Ratio(1):	41.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior loan amount:	$718,600,000	59.2%	Loan Payoff:	$1,150,975,365	94.8%
Subordinate loan amount:	$306,400,000	25.2%	Upfront Reserves:	$45,732,775	3.8%
Mezzanine loan amount:	$125,000,000	10.3%	Closing Costs:	$17,183,454	1.4%
Sponsor Equity:	$63,891,594	5.3%
Total Sources:	$1,213,891,594	100.0%	Total Uses:	$1,213,891,594	100.0%

(1)	The Wharf Mortgage Loan (as defined below) is part of The Wharf Senior Loan (as defined below) with an original aggregate principal balance of $718,600,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on The Wharf Senior Loan. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon The Wharf Whole Loan (as defined below) are $457, $457, 10.5%, 10.5%, 1.65x, 59.2% and 59.2%, respectively. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon The Wharf Whole Loan and The Wharf Mezzanine Loan (as defined below) are $513, $513, 9.4%, 9.4%, 1.37x, 66.5% and 66.5%, respectively.
(2)	The Wharf Mortgage Loan and The Wharf Senior Loan are evidenced by pari passu portions of Components A, B and C-1, with initial balances of $561,888,076, $98,829,617 and $57,882,307, respectively, and per annum rates equal to 5.35727%, 5.55191% and 6.03788%, respectively. The Wharf Subordinate Companion Loan is evidenced by Components C-2, D, E and HRR, with initial balances of $17,000,000, $105,400,000, $140,250,000 and $43,750,000, respectively, and per annum rates equal to 6.03788%, 6.61989%, 7.73189% and 9.05400%, respectively. The interest rate of The Wharf Mortgage Loan is 5.43886125% and the weighted average interest rate of The Wharf Whole Loan is 6.03829867%.
(3)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(4)	The General Property Type for The Wharf Properties (as defined below) consists of Office, Retail, Multifamily, Other, and Hospitality, and the Detailed Property Type for The Wharf Properties consists of CBD, Anchored, High Rise, Parking Garage, Extended Stay, Full Service, Performing Arts Center, and Marina.
(5)	Represents the physical occupancy for the Office Component (as defined below) and Retail Component (as defined below) totaling 1,374,918 SF (together the “Commercial Component”). The Commercial Component was 93.0% leased as of February 1, 2025 (Office Component - 93.4% and Retail Component – 92.1%). As of March 31, 2025 the Multifamily Component (as defined below) was 90.8% and the Hospitality Component (as defined below) was 79.3% occupied as of TTM March 2025.
(6)	The appraised value represents the “As-Portfolio” Appraised Value for The Wharf Properties (as defined below) of $1,730,000,000, which reflects a portfolio premium of 1.7%, as of dates ranging from February 21, 2025 to March 4, 2025. The sum of the individual appraised values is $1,700,400,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 42.3% and 42.3%, respectively.

The Mortgage Loan. The fourth largest mortgage loan (“The Wharf Mortgage Loan”) is part of a whole loan evidenced by 14 senior promissory notes in the aggregate original principal amount of $718,600,000 (“The Wharf Senior Loan”) and three subordinate B-Notes in the aggregate original principal amount of $306,400,000 that are subordinate to The Wharf Senior Loan (“The Wharf Subordinate Companion Loan”, and together with The Wharf Senior Loan, the “The Wharf Whole Loan”). The Wharf Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Goldman Sachs Bank

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

USA and Morgan Stanley Bank, N.A. The Wharf Whole Loan is secured by the borrowers’ leasehold simple interests in a 2.2 million SF mixed use development comprising three multifamily buildings (904 units), four office buildings (928,154 SF), 446,764 SF of retail space, two hotels (412 keys), two parking garages (2,575 parking spaces; 1,175 publicly available) and a marina (220 docks) (“The Wharf Property”, “The Wharf Properties”, or “The Wharf”). The Wharf Mortgage Loan is evidenced by the non-controlling Note A-2-1 and the non-controlling Note A-3-1, with an aggregate original principal amount of $50,000,000. The Wharf Whole Loan will be serviced pursuant to the trust and servicing agreement for the WHARF Commercial Mortgage Trust 2025-DC securitization trust, and the relationship between the holders of The Wharf Whole Loan will be governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Wharf AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The Wharf Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$284,300,000	$284,300,000	WHARF 2025-DC	Yes
A-1-2	$170,580,000	$170,580,000	WHARF 2025-DC	No
A-1-3	$113,720,000	$113,720,000	WHARF 2025-DC	No
A-2-1	$25,000,000	$25,000,000	WFCM 2025-5C5	No
A-2-2	$22,500,000	$22,500,000	Goldman Sachs Mortgage Company (“GSMC”)	No
A-2-3	$18,000,000	$18,000,000	GSMC	No
A-3-1	$25,000,000	$25,000,000	WFCM 2025-5C5	No
A-3-2	$22,500,000	$22,500,000	GSMC	No
A-3-3	$6,000,000	$6,000,000	Morgan Stanley Mortgage Capital Corporation (“MSMCH”)	No
A-4-1	$14,000,000	$14,000,000	WFB	No
A-4-2	$4,000,000	$4,000,000	BANK5 2025-5YR15	No
A-5-1-1	$10,000,000	$10,000,000	BANK5 2025-5YR15	No
A-5-2	$2,000,000	$2,000,000	MSMCH	No
A-5-2-2	$1,000,000	$1,000,000	WFB	No
B-1-1	$153,200,000	$153,200,000	WHARF 2025-DC	No
B-1-2	$91,920,000	$91,920,000	WHARF 2025-DC	No
B-1-3	$61,280,000	$61,280,000	WHARF 2025-DC	No
Whole Loan	$1,025,000,000	$1,025,000,000

The Borrowers and the Borrower Sponsor. The borrowers comprise 27 entities, Wharf Horizontal REIT Leaseholder LLC, Wharf Phase 1 Retail REIT Leaseholder LLC, Wharf Phase 1 REIT WH Leaseholder LLC, Wharf Phase 1 Apartment REIT Leaseholder A LLC, Wharf Phase 1 Apartment REIT Leaseholder B LLC, Wharf 3A Office REIT Leaseholder LLC, Wharf 3A-8 Office REIT Leaseholder LLC, Wharf Phase 2 Retail REIT Leaseholder LLC, Wharf 1 Office REIT Leaseholder LLC, Wharf 5 Hotel REIT Leaseholder LLC, Wharf 5 Hotel East REIT Leaseholder LLC, Wharf Phase 2 Parcel 5 Retail REIT Leaseholder LLC, Wharf Piers 3 & 4 LLC, Wharf 1 Office REIT Parking Lessee LLC, Wharf 3A Office REIT Parking Lessee LLC, Wharf 3A-8 Office REIT Parking Lessee LLC, Wharf 3A Office Floors 9-11 REIT Parking Lessee LLC, Wharf Phase 1 Apartment REIT Parking Lessee A LLC, Wharf Phase 1 Apartment REIT Parking Lessee B LLC, Wharf 5 Hotel REIT Parking Lessee LLC, Wharf 5 Hotel East REIT Parking Lessee LLC, Wharf 5 Hotel Trs Leaseholder LLC, Wharf 5 Hotel East Trs Leaseholder LLC, Wharf Phase 3 REIT Leaseholder LLC, Wharf Fish Market REIT Leaseholder LLC, Wharf Gangplank Marina Leaseholder LLC and Wharf Phase 1 Apartment Trs Leaseholder LLC. Each is a single purpose, Delaware limited liability company with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Public Sector Pension Investment Board and PSPIB-RE Finance II Inc., a Canadian corporation, respectively.

Public Sector Pension Investment Board (“PSP”) was founded in 1999 and has become one of the largest pension investment managers in Canada, with $264.9 billion in assets under management. PSP invests funds for the pension plans of the Federal Public Service, the Canadian Forces, the Royal Canadian Mounted Police and the Canadian Reserve Force. As of fiscal year end 2024, PSP manages $67.2 billion in gross asset value ($27.2 billion net asset value, which is 10.3% of total AUM) of commercial real estate assets in major international markets. They invest globally across asset classes, with major exposure in residential (30.9%), industrial (24.7%) and office properties (22.0%). PSP’s largest geographic concentration is in the United States at 47.4%, with additional significant exposure in Europe and Canada at 21.8% and 17.0%, respectively.

The Property. The Wharf Property comprises a 2,241,794 square foot portion of a larger 3.3 million square foot development located along the Washington Channel within Southwest D.C. The Wharf includes three multifamily buildings (904 units), four office buildings (928,154 SF), 446,764 SF of retail space, two hotels (412 keys), two parking garages (2,575 parking spaces; 1,175 publicly available) and a marina (220 docks). The Wharf was delivered in two phases in 2017 and 2022 and is estimated to attract approximately 8 million visitors annually.

Office (928,154 SF, 41.2% ALA, 46.5% of underwritten net operating income)

The Wharf Property includes four, LEED-certified properties totaling 928,154 SF of office space (the “Office Component”) constructed between 2017 and 2022. Tenant suites range in size from 161 SF to 288,026 SF. As of February 2025, the Office Component is 93.4% leased to 18 tenants with a weighted average remaining lease term of 11.8 years. Major office tenants include Pharmaceutical Research & Manufacturers of America (“PhRMA”), Williams and Connolly (AM Law 100), Mercedes-Benz North American Corporation and Cisco Systems, Inc. (“Cisco”).

Retail (446,764 SF, 19.4% ALA, 19.1% of underwritten net operating income)

The Wharf Property includes 446,764 SF of retail space (the “Retail Component”) constructed between 2017 and 2022. The Retail Component includes The Anthem, a concert venue, three Michelin Guide restaurants and a James Beard Award-Winning Restaurant. The Anthem is fully leased through September 2037 and hosted 166 events in 2024, with 128 performance events and 38 non-performance events. The Anthem attracted approximately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

482,635 patrons in 2024 and averaged 3,771 attendees per show. As of February 2025, the Retail Component was 92.1% leased to 91 tenants. Between 2022 and 2024, retail sales experienced a 64.4% increase on average, with restaurants accounting for 73.7% of the total 2024 retail sales volume.

Multifamily (904 units, 15.6% ALA, 11.2% of underwritten net operating income)

The Wharf Property includes three, Class A multifamily properties totaling 904 units and 603,232 SF (the “Multifamily Component”). In total, there are 430 one-bedrooms, 233 two-bedrooms and 241 studio units, with unit sizes ranging from 337 SF to 1,457 SF. There are 314 parking spaces designated to the Multifamily Component. The Multifamily Component includes 568 market-rate units (62.8% of total units) and 336 affordable and workforce units (37.2% of total units). As of March 2025, the Multifamily Component is 90.8% occupied with an average in-place rent of $2,310/unit.

Hospitality (412 keys, 10.4% ALA, 10.6% of underwritten net operating income)

The Wharf Property includes two hotels totaling 412 keys: the 237-key Hyatt House and the 175-key Canopy (the “Hospitality Component”), both of which were constructed in 2017.

The Hyatt House is a 9-story, 237-room, extended stay hotel operating under a franchise agreement with Hyatt through October 31, 2042. Amenities at the Hyatt House include meeting space, a free breakfast, an indoor swimming pool, a fitness center, a business center, a guest laundry room, a sundries shop, and vending and ice machines. The Hyatt House Property guestroom configuration consists of 146 extended stay and 91 standard rooms.

Canopy is a 10-story, 175-room, full service hotel operating under a franchise agreement with Hilton through October 31, 2037. Amenities at the Canopy include meeting space, a business center, a fitness center, vending and ice machines, a guest laundry room, and a sundries shop. The Canopy Property guestroom configuration consists of 95 king rooms, 55 double rooms and 25 suites rooms.

Garage (1,175 spaces, 11.8% ALA, 11.5% of underwritten net operating income)

The property includes two garages totaling 2,575 parking spaces, with 1,175 spaces available for public use. These facilities are designed to handle high traffic volumes and accommodate the needs of over 8 million annual visitors. The garages are positioned across the property to serve the diverse needs of The Wharf’s mixed-use environment, including residential units, office spaces, retail outlets and hotel accommodations at various demand levels.

Marina (220 docks, 1.5% ALA, 1.0% of underwritten net operating income)

At the base of The Wharf, the marina features 220 docks. The marina has 300 feet of alongside dockage and 10-15' of depth. The marina has a fuel dock, a dock shop, and clubhouse amenities that include on-site security 24 hours a day.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents certain information for The Wharf Properties:

Wharf Properties Summary
Property	Year Built	Property Type	Allocated Loan Amount	% of Senior Loan	Size(1)	Occ.	UW NOI	% UW NOI	Appraised Value
670-680 Maine	2022	Office	$166,778,297	23.2%	500,981	92.2%	$28,672,930	26.5%	$396,000,000
1000 Maine	2018	Office	$82,968,504	11.5%	249,251	95.2%	$14,515,453	13.4%	$197,000,000
800 Maine	2017	Office	$31,978,752	4.5%	149,515	100.0%	$4,754,249	4.4%	$75,100,000
580 Water (Pier 4)	2018	Office	$14,362,185	2.0%	28,407	63.6%	$2,354,222	2.2%	$34,100,000
Office Subtotal			296,087,738	41.2%	928,154	93.4%	50,296,854	46.5%	$702,200,000
Phase I Retail	2017-2018	Retail	$73,515,234	10.2%	215,398	84.4%	$9,870,844	9.1%	$171,000,000
Phase II Retail	2022	Retail	$37,693,199	5.2%	91,136	98.0%	$6,166,020	5.7%	$89,500,000
The Anthem	2017	Retail	$28,322,655	3.9%	140,230	100.0%	$4,622,926	4.3%	$63,800,000
Retail Subtotal			139,531,088	19.4%	446,764	92.1%	20,659,790	19.1%	$324,300,000
The Channel	2017	Multifamily	$63,762,605	8.9%	501	92.0%	$7,799,440	7.2%	$151,400,000
The Tides	2022	Multifamily	$32,081,809	4.5%	255	87.5%	$2,822,008	2.6%	$77,700,000
Incanto	2017	Multifamily	$16,541,120	2.3%	148	92.6%	$1,507,143	1.4%	$40,800,000
Multifamily Subtotal			112,385,535	15.6%	904	90.8%	12,128,591	11.2%	$269,900,000
Hyatt House	2017	Hospitality	$42,560,750	5.9%	237	79.8%	$6,892,293	6.4%	$103,000,000
Canopy	2017	Hospitality	$32,383,271	4.5%	175	78.5%	$4,554,527	4.2%	$77,800,000
Hospitality Subtotal			74,944,021	10.4%	412	79.3%	11,446,820	10.6%	$180,800,000
Garage (Ph I)	2017	Parking	$51,230,221	7.1%	683	NAP	$8,544,110	7.9%	$115,400,000
Garage (Ph II)	2022	Parking	$33,861,133	4.7%	492	NAP	$3,905,694	3.6%	$80,400,000
Garage Subtotal			85,091,354	11.8%	1,175	NAP	12,449,804	11.5%	$195,800,000
Marina	2019, 2022	Marina	$10,560,265	1.5%	NAP	NAP	$1,121,035	1.0%	$27,400,000
Total / Wtd. Avg.			$718,600,000		2,241,794(1)	93.0%(2)	$108,102,894		$1,730,000,000(3)

(1)	Size represents square footage for office and retail properties, number of units for multifamily properties, number of keys for hospitality properties, and number of spaces for garage properties. The Total SF includes square footage attributable to the Multifamily Component (603,232 SF) and the Hospitality Component (263,644 SF).
(2)	Total / Wtd. Avg. Occ represents the weighted average occupancy of the office and retail space totaling 1,374,918 SF. The Commercial Component was 93.0% leased as of February 1, 2025 (Office Component - 93.4% and Retail Component – 92.1%). As of March 31, 2025 the Multifamily Component was 90.8% and the Hospitality Component was 79.3% occupied as of TTM March 2025.
(3)	The appraised value represents the “As-Portfolio” Appraised Value for The Wharf Properties of $1,730,000,000, which reflects a portfolio premium of 1.7%, as of dates ranging from February 21, 2025 to March 4, 2025. The sum of the individual appraised values is $1,700,400,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 42.3% and 42.3%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Major Tenants.

Williams & Connolly LLP (313,485 SF, 22.8% of commercial NRA, 27.4% of underwritten commercial base rent, 10/31/2038 lease expiration). Williams & Connolly LLP (“Williams & Connolly”) is an American law firm founded in 1967 and based in Washington, D.C. Williams & Conolly has over 370 attorneys specializing in commercial litigation. The firm’s clients include major global companies including Pfizer, Disney, Samsung, Intel, Bank of America, Google, The Carlyle Group, Medtronic, AstraZeneca, Genentech, Eli Lilly, 21st Century Fox, and HSBC. Williams & Connolly has been a tenant at the 670-680 Maine Property since 2022 and has a lease expiring in October 2038 with either one, 10-year renewal option or two, five-year renewal options. Williams & Connolly LLP has a termination option with 24 months’ notice with an effective date of October 31, 2032.

Anthem (140,230 SF, 10.2% of commercial NRA; 4.2% of underwritten commercial base rent, 9/29/2037 lease expiration). Anthem leases 100% of The Anthem and operates as an entertainment venue. Anthem attracted more than approximately 482,635 patrons in 2024, with its capacity to accommodate up to 6,000 people. The Anthem's event schedule included 161 total events hosted in 2024 and 173 total events budgeted for 2025. The Anthem has been a retail tenant at the property since 2017 and is on a lease expiring on September 29, 2037 with two, four-year renewal and 11 months options and no termination options.

Pharmaceutical Research and Manufacturers of America (76,470 SF; 5.6% of commercial NRA; 7.5% of underwritten commercial base rent, 7/31/2041 lease expiration). Pharmaceutical Research and Manufacturers of America (“PhRMA”) is an American trade group representing companies in the pharmaceutical industry. Founded in 1958 and headquartered in Washington, D.C, PhRMA lobbies on behalf of pharmaceutical companies. PhRMA has been an office tenant at the 670-680 Maine Property since 2024 and is on a lease expiring on July 31, 2041 with either one, 10-year renewal option or two, 5-year renewal options. PhRMA has a termination option with 24 months’ notice with an effective date of July 31, 2036.

The following table presents certain information relating to the tenancy of the Commercial Component at The Wharf Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant type	Tenant SF	Approx. % of SF(2)	Annual UW Rent(3)	% of Total Annual UW Rent(2)	Annual UW Rent PSF(3)	Termination Option (Y/N)	Lease Expiration	Renewal Options
Major Tenants
Williams & Connolly LLP	NR/NR/NR	Office	313,485	22.8%	$19,159,432	27.4%	$61.12	Y(4)	10/31/2038	Various(5)
Anthem	NR/NR/NR	Retail	140,230	10.2%	$2,971,816	4.2%	$21.19	N	9/29/2037	(6)
PhRMA	NR/NR/NR	Office	76,470	5.6%	$5,232,077	7.5%	$68.42	Y(7)	7/31/2041	Various(8)
Washington Gas Light Company	A-/NR/A-	Office	70,056	5.1%	$3,929,432	5.6%	$56.09	N	10/31/2034	1 x 5 Yr
Kelley Drye & Warren LLP	NR/NR/NR	Office	65,308	4.7%	$4,326,655	6.2%	$66.25	Y(9)	8/31/2042	Various(10)
Total/Wtd. Avg.			665,549	48.4%	35,619,412	50.9%	$53.52

Non-Major Tenants			612,389	44.5%	$34,351,442	49.1%	$56.09
Occupied Collateral Total			1,277,938	93.0%	$69,970,854	100.0%	$54.75
Vacant Space			96,980	7.0%
Total/Wtd. Avg.			1,374,918	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Represents the % of SF based on the total net rental area for the Commercial Component of 1,374,918 and the % of Total Annual UW Base Rent for the Commercial Component of $69,970,854.
(3)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through March 2026 totaling $1,527,852.
(4)	Williams & Connolly LLP has a termination option with 24 months’ notice effective October 31, 2032.
(5)	Williams & Connolly LLP has either one, 10-year renewal option or two, 5-year renewal options.
(6)	Anthem has two, four-year and 11 months renewal options.
(7)	PhRMA has a termination option with 24 months’ notice effective July 31, 2036.
(8)	PhRMA has either one, 10-year renewal option or two, 5-year renewal options.
(9)	Kelley Drye & Warren LLP has the right to contract its space by 6,700 SF effective March 1, 2036 with 20 months’ notice by paying a fee of approximately $1,362,352.
(10)	Kelley Drye & Warren LLP has either one, 10-year renewal option or two, 5-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents certain information relating to the lease rollover schedule of the Commercial Component at The Wharf Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2025	1	25	$955.24	0.0%	0.0%	$23,881	0.0%	0.0%
2026	1	1,180	$59.70	0.1%	0.1%	$70,449	0.1%	0.1%
2027	15	37,290	$59.84	2.7%	2.8%	$2,231,547	3.2%	3.3%
2028	10	51,958	$54.43	3.8%	6.6%	$2,828,267	4.0%	7.4%
2029	4	18,156	$52.69	1.3%	7.9%	$956,689	1.4%	8.7%
2030	7	14,947	$62.21	1.1%	9.0%	$929,887	1.3%	10.1%
2031	4	55,362	$11.08	4.0%	13.0%	$613,469	0.9%	10.9%
2032	18	100,026	$56.65	7.3%	20.3%	$5,666,231	8.1%	19.0%
2033	16	72,678	$74.06	5.3%	25.6%	$5,382,498	7.7%	26.7%
2034	21	160,955	$58.11	11.7%	37.3%	$9,352,400	13.4%	40.1%
2035	3	35,173	$63.82	2.6%	39.8%	$2,244,832	3.2%	43.3%
Thereafter	21	730,188	$54.33	53.1%	92.9%	$39,670,703	56.7%	100.0%
Vacant	0	96,980	$0.00	7.1%	100.0%	$0	0.0%
Total/Wtd. Avg.	121	1,374,918	$54.75(4)	100.0%		$69,970,854	100.0%

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Represents lease expiration information related to the Commercial Component.
(4)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

The following table presents certain information relating to the unit mix of the Multifamily Component at The Wharf Property:

Unit Mix Summary (The Wharf Consolidated – Market Rate)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	152	149	16.8%	98.0%	380	$1,900
1 Bedroom, 1 Bathroom	266	241	29.4%	90.6%	655	$2,656
1 Bedroom, 1 Bathroom - PH	2	1	0.2%	50.0%	972	$6,000
1 Bedroom, 2 Bathroom	5	4	0.6%	80.0%	1,032	$3,410
2 Bedrooms, 1 Bathrooms	5	5	0.6%	100.0%	794	$3,277
2 Bedrooms, 2 Bathrooms	137	111	15.2%	81.0%	1,008	$4,005
2 Bedrooms, 2 Bathrooms -PH	1	1	0.1%	100.0%	1,457	$10,446
Total/Weighted Average	568	512	62.8%	90.0%	674	$2,762

Unit Mix Summary (The Wharf Consolidated – Affordable)(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	89	80	9.8%	89.9%	404	$1,211
1 Bedroom, 1 Bathroom	154	141	17.0%	91.6%	639	$1,514
1 Bedroom, 2 Bathroom	3	3	0.3%	100.0%	895	$1,906
2 Bedrooms, 1 Bathrooms	19	18	2.1%	94.7%	843	$2,021
2 Bedrooms, 2 Bathrooms	71	67	7.9%	94.4%	950	$1,935
Total/Weighted Average	336	309	37.2%	92.0%	656	$1,560
(1)	The affordable housing covenants pertain to set-asides for low-income households (30% of area median income), moderate income households (60% of AMI), Tier 1 workforce households (between 60% and 100% of AMI) and Tier 2 workforce households (between 100% and 120% of AMI). The affordable housing and workforce housing restrictions expire on June 30, 2064 (50 years from the June 30, 2014 effective date of the Affordable Housing Covenant agreement with the District of Columbia).
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The Market. The Wharf Property is located in the Washington D.C., approximately 3.0 miles from the central business district and 3.5 miles northeast of Reagan National Airport. The larger development stretches across almost 1 mile of waterfront on 24 acres, encompassing more than 3 million square feet of residential, retail, commercial, hotel, cultural, and public space and more than 50-acres of water. Major employers include all the branches of the Federal government, the municipal government the court systems as well as the support services, such as law and public relations firms.

According to a third-party market research report, the Office Component is situated within the Southwest submarket of the Washington - DC office market. As of March 2025, the Southwest submarket reported inventory of approximately 13.81 million SF with an 14.9% vacancy and average asking rents of $51.78 PSF.

According to a third-party market research report, the Retail Component is located within the Southwest submarket of the Washington – DC retail market. As of February 2025, the Southwest submarket reported total inventory of approximately 398,104 SF with a 11.4% vacancy rate and average asking rent of $32.11 PSF.

According to a third-party market research report, the Multifamily Component is located within the Southwest/Navy Yard submarket of the Washington – DC multifamily market. As of June 2025, the Southwest/Navy Yard multifamily submarket reported total inventory of 21,152 units with a 15.8% vacancy rate and average asking rents of $2,992 per unit (per month).

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hyatt House Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hyatt House Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	75.3%	$230.03	$173.18	76.5%	$263.18	$201.26	101.6%	114.4%	116.2%
12/31/2024 TTM	75.6%	$238.24	$180.09	78.9%	$270.09	$213.21	104.4%	113.4%	118.4%
3/31/2025 TTM	75.3%	$243.50	$183.45	79.6%	$272.87	$217.22	105.7%	112.1%	118.4%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes Residence Inn Washington, DC National Mall, Courtyard Washington Capitol Hill/Navy Yard, Hampton Inn & Suites Washington DC-Navy Yard, Hyatt Place Washington DC/National Mall, Homewood Suites by Hilton Washington DC Capitol Navy Yard and Residence Inn Washington Capitol Hill/Navy Yard.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Canopy Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Canopy Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	71.2%	$256.26	$182.40	76.3%	$277.03	$211.37	107.2%	108.1%	115.9%
12/31/2024 TTM	75.3%	$259.22	$195.22	79.3%	$272.44	$215.96	105.3%	105.1%	110.6%
3/31/2025 TTM	75.2%	$267.13	$200.93	78.5%	$280.43	$220.24	104.4%	105.0%	109.6%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes Tribute Portfolio The Ven at Embassy Row, Kimpton The Hotel George, Courtyard Washington Capitol Hill/Navy Yard, Hyatt Place Washington DC/National Mall, InterContinental Washington DC The Wharf and Thompson Hotels Washington DC.

Appraisal. The appraisal concluded to an “as-is portfolio” Appraised Value for The Wharf of $1,730,000,000, which reflects a portfolio premium of 1.7%, as of dates ranging from February 21, 2025 to March 4, 2025. The aggregate as-is appraised values of The Wharf Properties is $1,700,400,000 as of June 1, 2024 as of dates ranging from February 21, 2025 to March 4, 2025.

Environmental Matters. According to the Phase I environmental site assessments as of dates ranging from September 4, 2024 to September 12, 2024, there was no evidence of any recognized environmental l conditions at The Wharf Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Wharf Property:

	Cash Flow Analysis
	2022	2023	2024	3/31/2025 TTM	UW	UW PSF(1)
Gross Potential Rent	$74,874,917	$98,237,512	$103,815,339	$105,637,537	$123,159,888(2)	$62.26
Credit Rent	$0	$0	$0	$0	$741,424	$0.37
Vacancy	($14,527,793)	($6,112,860)	($7,770,440)	($9,261,900)	($8,281,851)(3)	($4.19)
Total Base Rent	$60,347,124	$92,124,652	$96,044,899	$96,375,637	$115,619,461	$58.45
Percentage Rent	$3,562,065	$3,839,293	$3,162,795	$3,019,851	$2,755,650	$1.39
(Concessions)	($403,114)	($563,408)	($381,657)	($383,034)	($383,034)	($0.19)
Total Expense Reimbursements	$18,008,710	$26,253,287	$31,148,986	$31,140,784	$37,753,567	$19.09
Net Rental Income	$81,514,785	$121,653,824	$129,975,023	$130,153,237	$155,745,644	$78.73

Hotel Rooms Revenue	$26,490,158	$30,910,420	$32,372,748	$32,904,617	$32,904,617	$79,866
Hotel F&B Revenue	$3,975,026	$3,430,866	$3,336,409	$3,265,132	$3,265,132	$7,925
Hotel Other Departmental Revenue	$489,968	$603,550	$568,344	$566,453	$566,453	$1,375
Hotel Miscellaneous Income	$68,256	$189,066	$309,216	$301,644	$301,644	$732
Hotel Revenue	$31,023,407	$35,133,902	$36,586,716	$37,037,845	$37,037,845	$89,898

Other Income	$11,182,961	$12,671,375	$10,475,549	$10,706,546	$10,183,146	$5.15

Effective Gross Income	$123,721,154	$169,459,101	$177,037,288	$177,897,628	$202,966,635	$102.60
Hotel Rooms Expense	$5,301,095	$6,703,143	$7,095,715	$7,193,068	$7,193,068	$17,459
Hotel F&B Expense	$3,529,195	$3,849,731	$3,587,687	$3,505,014	$3,505,014	$8,507
Hotel Other Operated Departments Expense	$80,299	$95,926	$87,999	$80,598	$80,598	$196
Hotel Departmental Expenses	$8,910,589	$10,648,799	$10,771,401	$10,778,680	$10,778,680	$26,162

Real Estate Taxes	$9,168,349	$14,388,358	$17,078,754	$17,334,101	$18,444,655	$9.32
Insurance	$1,793,832	$2,327,175	$2,580,797	$2,740,951	$2,312,344	$1.17
Management Fee	$2,110,885	$2,807,326	$2,340,107	$2,298,983	$2,663,710	$1.35
Other Operating Expenses	$33,716,575	$44,309,007	$43,979,457	$44,933,782	$45,852,007	$23.18
Commercial Expenses	$46,789,642	$63,831,867	$65,979,114	$67,307,817	$69,272,716	$35.02

Hotel Real Estate Taxes	$2,062,162	$2,645,632	$2,257,700	$2,339,460	$2,365,859	$5,742
Hotel Insurance	$290,213	$313,488	$252,560	$259,336	$259,814	$631
Hotel Management Fee	$858,147	$966,522	$1,096,741	$1,112,316	$1,111,135	$2,697
Hotel Other Operating Expenses	$9,328,135	$10,260,493	$10,775,500	$11,034,216	$11,075,537	$26,882
Hotel Expenses	$12,538,657	$14,186,135	$14,382,500	$14,745,327	$14,812,345	$35,952

Total Expenses	$68,238,888	$88,666,801	$91,133,015	$92,831,824	$94,863,741	$47.96

Net Operating Income	$55,482,266(4)	$80,792,301(4)	$85,904,273	$85,065,804(5)	$108,102,894(5)	$54.65
CapEx	$0	$0	$0	$0	$455,784	$0.23
TI/LC	$0	$0	$0	$0	$2,469,376	$1.25
FF&E	$0	$0	$1,463,469	$1,481,514	$1,481,514	$3,596
Net Cash Flow	$55,482,266	$80,792,301	$84,440,804	$83,584,290	$103,696,220	$52.42

Occupancy %	NAV	NAV	NAV	93.0%(6)	93.3%(3)
NOI DSCR(6)	1.40x	2.04x	2.17x	2.15x	2.73x
NCF DSCR(6)	1.40x	2.04x	2.13x	2.11x	2.62x
NOI Debt Yield(6)	7.7%	11.2%	12.0%	11.8%	15.0%
NCF Debt Yield(6)	7.7%	11.2%	11.8%	11.6%	14.4%
(1)	Represents (i) UW $ PSF based on the NRSF for the Office Component, Retail Component and Multifamily Component totaling 1,978,150 and (ii) UW per key for “Hotel” line items based on the total rooms for the Hospitality Component totaling 412 keys.
(2)	Includes contractual rent steps through March 2026 totaling $1,527,852.
(3)	Represents the underwritten vacancy for the Commercial Component. The underwritten economic vacancy is 6.7%, which is based on the Commercial Component.
(4)	The increase in Net Operating Income between 2022 and 2023 was primarily due to the completion of Phase II (783,576 SF of office, retail, multifamily, and parking garage space) in October 2022.
(5)	The increase in Net Operating Income between 3/31/2025 TTM and UW is primarily due to (i) eight new and renewal office leases totaling 216,539 SF ($14,094,922 of underwritten base rent) commencing between June 2024 and January 2026, (ii) 13 new and renewal retail leases totaling 21,632 SF ($1,327,108 of underwritten base rent) commencing between March 2024 and July 2026, and (iii) UW Total Base Rent includes contractual rent steps through March 2026 totaling $1,559,347 and rent averaging for investment grade tenants totaling $741,293.
(6)	The Commercial Component was 93.0% leased as of February 1, 2025 (Office Component - 93.4% and Retail Component – 92.1%). As of March 31, 2025, the Multifamily Component was 90.8% leased.
(7)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on The Wharf Senior Loan.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Trap Event Period (as defined below), the borrowers are required to reserve monthly 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly 1/12th of the annual estimated insurance payments, unless The Wharf Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the continuance of a Cash Trap Event Period).

Replacement Reserve – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly an amount equal to the sum of (a) the aggregate square footage of the commercial properties (excluding the non-traditional commercial properties) multiplied by $0.20 and (b) the product of $200 per unit for each of the residential properties (initially estimated to be $37,982 as of the closing date).

TI/LC Reserve – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly an amount equal to 1/12th of the amount equal to the aggregate square footage of each of the commercial properties (excluding the non-traditional commercial properties) multiplied by $1.00.

FF&E Reserve – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly an amount equal to the greater of (i) 1/12th of 4% of the operating income for the Hospitality Component for the calendar month that is two calendar months prior to the calendar month in which the payment date occurs and (ii) the amount actually required by the franchisor pursuant to the franchise agreement.

Existing TI/LC Reserve – The Wharf Whole Loan documents required an upfront deposit equal to $18,758,819 for outstanding tenant improvements and leasing commissions related to 11 tenants.

Rent Concession Reserve – The Wharf Whole Loan documents required an upfront deposit equal to $26,973,955 for outstanding rent concessions related to 9 tenants.

Lockbox and Cash Management. The Wharf Whole Loan is structured is structured with a hard lockbox for the Commercial Component, and a soft lockbox for the remaining collateral and springing cash management. The borrowers are required to direct tenants to pay rent directly into such lockbox account. The borrowers are permitted to collect rents received from any of the Hospitality Component, Multifamily Component, parking garages and the marina, provided, (a) such amounts shall be deemed to be collateral and shall be held in trust for the benefit, and as the property, of lender, (b) such amounts shall not be commingled with any other funds or property of borrower or the applicable manager and (c) borrowers are required to deposit such amounts in the lockbox account within 2 business days of the receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under The Wharf Whole Loan;
(ii)	the Net Cash Flow Debt Service Coverage Ratio (“NCF DSCR”) based on The Wharf Whole Loan and The Wharf Mezzanine Loan being less than 1.15x for two consecutive calendar quarters; or
(iii)	the occurrence and continuance of an event of default under The Wharf Mezzanine Loan.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default under The Wharf Whole Loan;
●	with regard to clause (ii), (a) upon the date that the NCF DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, (b) the borrowers make a prepayment of The Wharf Whole Loan and The Wharf Mezzanine Loan on a pro rata and pari passu basis in an amount which, after giving effect to such prepayment results in the NCF DSCR being at least 1.15x or deposits an amount with the lender that, if applied to pay down the outstanding principal balance of The Wharf Whole Loan and The Wharf Mezzanine Loan would result in the NCF DSCR being at least 1.15x, or (c) PSPIB-RE Finance II Inc., one or more affiliated investment grade rated entities or another person approved by lender delivers to lender a guaranty in an amount with lender that, if applied to pay down the outstanding principal balance of The Wharf Whole Loan and The Wharf Mezzanine Loan would result in the NCF DSCR being at least 1.15x; and
●	with regard to clause (iii) upon the cure of such event of default under The Wharf Mezzanine Loan.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Subordinate Debt. The Wharf Property also secures The Wharf Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $306,400,000. The Wharf Subordinate Companion Loan is coterminous with The Wharf Whole Loan and accrues interest at the same rate as The Wharf Whole Loan. The Wharf Whole Loan is senior in right of payment to The Wharf Subordinate Companion Loan. The holders of The Wharf Whole Loan and The Wharf Avenue Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on The Wharf Avenue Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Wharf AB Whole Loan”.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
The Wharf Subordinate Companion Loan	$306,400,000	7.444%	60	0	60	1.65x	10.5%	59.2%

Mezzanine Loan and Preferred Equity. Concurrently with the funding of The Wharf Whole Loan, OP USA Debt Holding II Limited Partnership (“Oxford”) funded a mezzanine loan in the amount of $125,000,000 to be secured by the mezzanine borrowers’ interests in the borrowers as collateral for The Wharf Mezzanine Loan. The Wharf Mezzanine Loan is coterminous with The Wharf Whole Loan. The Wharf Mezzanine Loan accrues interest at a rate of 10.0000% per annum to be paid as part of each monthly debt service payment amount and is interest-only through the loan term. A mezzanine intercreditor agreement was executed at loan origination.

Mezzanine Loan Summary
	Mezzanine Original Principal Balance	Mezzanine Interest Rate	Mezzanine Loan Term	Mezzanine Amortization Term	Mezzanine IO Period	Total Debt UW NCF	Total Debt UW NOI DY	Total Debt Cut-off Date LTV Ratio	Total Debt Maturity Date LTV Ratio
The Wharf Mezzanine Loan	$125,000,000	10.00%	60	0	60	1.37x	9.4%	66.5%	66.5%

Release of Property. Provided no event of default is ongoing, The Wharf Whole Loan documents provide that the borrowers may obtain the partial release of any of four individual properties: the 800 Maine office property ($45,614,000 allocated whole loan amount, 4.5% of ALA), the Hyatt House hotel property ($60,708,000 allocated whole loan amount, 5.9% of ALA), the Canopy hotel property ($46,191,000 allocated whole loan amount, 4.5% of ALA) or the Marina ($15,063,000 allocated whole loan amount, 1.5% of ALA), subject to certain conditions, including:

(i)	partial prepayment with the applicable yield maintenance premium or, at any time following the expiration of the defeasance lockout period, partial defeasance of The Wharf Whole Loan, in each case in an amount equal to 110% of the allocated loan amount for the related release property;
(ii)	the post-release debt yield for the remaining properties shall be at least equal to the greater of (A) the pre-release debt yield or (B) 8.5% (the “Release Debt Yield”); provided, however, that the borrowers may satisfy any the Release Debt Yield deficiency by (x) prepaying an additional amount of The Wharf Whole Loan together with the applicable yield maintenance premium therefor or defeasing an additional amount of The Wharf Whole Loan, (y) depositing cash collateral or (z) delivering a letter of credit;
(iii)	if the mezzanine loan is outstanding, concurrently with the payment of the release price, the mezzanine borrower shall make a partial prepayment on the mezzanine loan equal to the applicable mezzanine release price;
(iv)	an opinion of counsel that the partial release satisfies applicable REMIC requirements;
(v)	rating agency confirmation.

Ground Lease. The Wharf Property is subject to 13 ground leases with the District of Columbia. 12 of the 13 ground leases expire on April 24, 2113 with the Fish Market Lease expiring April 23, 2064 with one, 49 year extension option. Each tenant has prepaid rent in full for the term.

Terrorism Insurance. The Wharf Whole Loan documents require an “all risk” insurance policy on a replacement cost basis, including (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, and (ii) terrorism coverage as defined by TRIPRA. The Wharf Borrowers are not be required to spend on terrorism insurance coverage more than 2 times the amount of the annual property insurance premium on a stand-alone basis (including rent loss coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

## 200 WOOD AVENUE SOUTH

3
DSV Air & Sea
97,351 SF 10/31/2031
2
Allied World Assurance
21,010 SF 9/2029
Siemens Corporation
65,562 SF 9/2032
Vacant
7,550 SF
1
Vacant
6,975 SF
Mazars
18,355 SF 7/2034
Bank of Nova Scotia
15,099 SF 7/2033
Helsinn Therapeutics
24,567 SF 11/2033
Credit Agricole Corporate
& Investment Bank
12,800 SF 2/2031
Vacant
Building
2029 - 2031
2032 - 2033
2034+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Mortgage Loan No. 5 – 200 Wood Avenue South

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		[NR/NR/NR]		Location:	Woodbridge, NJ 08830
Original Balance:		$42,000,000		General Property Type:	Office
Cut-off Date Balance:		$41,966,659		Detailed Property Type:	Suburban
% of Initial Pool Balance:		7.0%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1975/2020
Borrower Sponsor:		Steven J. Pozycki		Size:	269,269 SF
Guarantor:		Steven J. Pozycki		Cut-off Date Balance PSF:	$156
Mortgage Rate:		7.1620%		Maturity Balance PSF:	$148
Note Date:		5/14/2025		Property Manager:	SJP Corporate Real Estate Services, Inc. (borrower-related)
Maturity Date:		6/11/2030
Term to Maturity:		60 months
Amortization Term:		360 months		Underwriting and Financial Information
IO Period:		0 months		UW NOI:	$6,772,099
Seasoning:		1 month		UW NCF:	$6,179,708
Prepayment Provisions:		L(25),D(31),O(4)		UW NOI Debt Yield:	16.1%
Lockbox/Cash Mgmt Status:		Hard/In Place		UW NCF Debt Yield:	14.7%
Additional Debt Type:		NAP		UW NOI Debt Yield at Maturity:	17.0%
Additional Debt Balance:		NAP		UW NCF DSCR:	1.81x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI:	$6,386,328 (2/28/2025 TTM)
				2nd Most Recent NOI:	$6,299,382 (12/31/2024)
				3rd Most Recent NOI:	$4,421,098 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	94.6% (5/12/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	94.6% (12/31/2024)
RE Taxes:	$203,069	$109,145	NAP	3rd Most Recent Occupancy(2):	94.6% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$83,700,000 (12/6/2024)
Replacement Reserve:	$0	$4,488	NAP	Appraised Value PSF:	$311
TI/LC Reserve:	$0	$44,878	NAP	Cut-off Date LTV Ratio:	50.1%
Landlord Work Reserve:	$350,000	$0	NAP	Maturity Date LTV Ratio:	47.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$42,000,000	94.6%	Loan Payoff:	$43,207,034	97.3%
Sponsor Equity:	$2,404,072	5.4%	Closing Costs:	$643,969	1.5%
			Upfront Reserves:	$553,069	1.2%
Total Sources:	$44,404,072	100.0%	Total Uses:	$44,404,072	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(2)	Represents the average occupancy for the respective calendar year.

The Mortgage Loan. The fifth largest mortgage loan (the “200 Wood Avenue South Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $42,000,000 and secured by the borrower’s first priority fee interest in a multi-tenant suburban office building totaling 269,269 SF located in Woodbridge, New Jersey (the “200 Wood Avenue South Property”).

The Borrower and the Borrower Sponsor. The borrower is 200 Wood Avenue South Urban Renewal LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 200 Wood Avenue South Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Steven J. Pozycki. Steven J. Pozycki is the founder and chief executive officer of SJP Properties, a privately held, vertically integrated commercial, residential, and industrial real estate owner, developer, investor, asset manager, construction manager and property manager. SJP Properties, which was founded in 1981 and headquartered in New York, has invested approximately $5 billion of equity and has developed over 30 million SF valued at approximately $1.3 billion since its inception.

The Property. The 200 Wood Avenue South Property is a three-story, multi-tenant suburban office building totaling 269,269 SF located in Woodbridge, New Jersey, off the Garden State Parkway, and approximately 0.9 miles from the Metropark Rail Station. The 200 Wood Avenue South Property was built in 1975 and most recently renovated in 2020 for approximately $13.3 million (approximately $49 PSF). Renovations included a new roof, new lobby, landscaping and walking trail, fitness center, and the creation of a full-service cafeteria in the previously unused basement area. The 200 Wood Avenue South Property has access to 960 garage spaces allocated to the property resulting in a parking ratio of approximately 3.57 spaces per 1,000 SF. As of May 12, 2025, the 200 Wood Avenue South Property was 94.6% occupied by seven tenants with a remaining weighted average lease term of approximately 6.9 years. Additionally, tenants comprising 70.9% of the NRA and 75.1% of the underwritten base rent are investment grade rated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

Major Tenants.

DSV Air & Sea Inc. (97,351 SF; 36.2% of NRA; 36.4% of underwritten base rent; Fitch: NR/Moody’s: A3/S&P: A-). DSV Air & Sea Inc. (“DSV”) is a Danish transport and logistics company offering transport services worldwide by road, air, sea and train. Founded in 1979 and headquartered in Denmark, DSV has offices in more than 90 countries, employs approximately 60,000 people and collaborates with partners and agents worldwide. The company is listed on the NASDAQ OMX Copenhagen (Copenhagen Stock Exchange) and included in the OMXC25 index as one of the 25 most traded stocks. DSV has been a tenant since 2021 and is on a lease expiring in October 2031 with one, 5-year renewal option and no termination options.

Siemens Corporation (65,562 SF; 24.3% of NRA; 26.8% of underwritten base rent; Fitch: A+/Moody’s: Aa3/S&P: AA-). Siemens Corporation (“Siemens”) is a German multinational conglomerate corporation and the largest industrial manufacturing company in Europe. Headquartered in Munich, Siemens and its subsidiaries employ approximately 303,000 people worldwide and reported global revenue of €75.9 billion in fiscal 2024. Siemens has been a tenant since 2022 and is on a lease expiring in September 2032 with two, five-year extension options. The tenant has the option to terminate its lease effective April 1, 2030, provided the tenant provides 270 days prior notice and pays a termination fee equal to the unamortized cost of TI/LC’s, legal fees and free rent (currently equal to approximately $1,877,057).

Helsinn Therapeutics (24,567 SF; 9.1% of NRA; 9.8% of underwritten base rent). Helsinn Therapeutics is a global pharmaceutical company and supportive care provider focused on improving the health and quality of life of patients with cancer and chronic diseases. Helsinn Therapeutics was founded by Dr. Gabriele Braglia in 1976 as a pharmaceutical licensing business, that has evolved into a fourth-generation family-owned company. Headquartered in Lugano, Switzerland, with commercial operations in the U.S. and a consolidated network of 40 partners to reach patients in more than 190 countries worldwide. Helsinn Therapeutics has been a tenant since 2023 and is on a lease expiring in November 2033 with two, five-year renewal options and no termination options.

The following table presents certain information relating to the tenancy at the 200 Wood Avenue South Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
DSV Air & Sea Inc.	NR/A3/A-	97,351	36.2%	$4,040,066	36.4%	$41.50	10/31/2031	N	1 x 5 yr
Siemens Corporation	A+/Aa3/AA-	65,562	24.3%	$2,970,887	26.8%	$45.31	9/30/2032	Y(4)	2 x 5 yr
Helsinn Therapeutics	NR/NR/NR	24,567	9.1%	$1,086,353	9.8%	$44.22	11/30/2033	N	2 x 5 yr
Allied	NR/NR/NR	21,010	7.8%	$886,832	8.0%	$42.21	9/30/2029	N	1 x 5 yr
Forvis / Mazars	NR/NR/NR	18,355	6.8%	$786,328	7.1%	$42.84	7/31/2034	Y(5)	2 x 5 yr
Subtotal/Wtd. Avg.		226,845	84.2%	$9,770,467	88.1%	$43.07

Other Tenants		27,899	10.4%	$1,322,422	11.9%	$47.40
Occupied Collateral Total		254,744	94.6%	$11,092,889	100.0%	$43.55
Vacant Space		14,525	5.4%
Total/Wtd. Avg.		269,269	100.0%

(1)	Based on the underwritten rent roll dated May 12, 2025.
(2)	Represents the credit rating of the parent company, whether or not the parent guarantees the lease.
(3)	The Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF includes rent steps through March 2026 totaling $54,020 and straight line rent averaging for investment grade tenants totaling $339,432.
(4)	Siemens has the option to terminate its lease effective April 1, 2030, provided the tenant provides 270 days prior notice and pays a termination fee equal to the unamortized cost of TI/LC’s, legal fees and free rent (currently equal to approximately $1,877,057).
(5)	Forvis / Mazars has the option to terminate its lease on the first day of 85th month following the Commencement Date (November 1, 2030) by giving 365 days prior notice. The tenant would be required to pay a termination fee equal to approximately $295,178 plus unamortized cost of TI/LC’s, legal fees and free rent at 5% interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

The following table presents certain information relating to the lease rollover schedule at the 200 Wood Avenue South Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	1	21,010	7.8%	7.8%	$886,832	8.0%	8.0%	$42.21
2030	0	0	0.0%	7.8%	$0	0.0%	8.0%	$0.00
2031	2	110,151	40.9%	48.7%	$4,665,186	42.1%	50.1%	$42.35
2032	1	65,562	24.3%	73.1%	$2,970,887	26.8%	76.8%	$45.31
2033	2	39,666	14.7%	87.8%	$1,783,655	16.1%	92.9%	$44.97
2034	1	18,355	6.8%	94.6%	$786,328	7.1%	100.0%	$42.84
2035	0	0	0.0%	94.6%	$0	0.0%	100.0%	$0.00
Thereafter	0	0	0.0%	94.6%	$0	0.0%	100.0%	$0.00
Vacant	0	14,525	5.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	7	269,269	100.0%		$11,092,889	100.0%		$43.55
(1)	Based on the underwritten rent roll dated May 12, 2025 and includes rent steps through March 2026 totaling $54,020 and straight line rent averaging for investment grade tenants totaling $339,432.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling and UW Rent PSF Rolling does not include vacant space.

The Market. The 200 Wood Avenue South Property is located on Wood Avenue South in Woodbridge, New Jersey, approximately 27.3 miles southwest of New York City. The New Jersey Turnpike and the Garden State Parkway are the major toll roads extending northeast/southwest through the immediate area surrounding the 200 Wood Avenue South Property and offer direct routes to Newark Liberty International Airport, which is located approximately 17 miles northeast of the 200 Wood Avenue South Property.

According to the appraisal, the estimated 2024 population within a one, three and five-mile radius was approximately 19,136, 141,951, and 334,797, respectively, and the estimated 2024 median household income within the same radii was approximately $121,625, $120,654, and $109,336, respectively.

According to the appraisal, the 200 Wood Avenue South Property is located in the North Edison/Woodbridge office submarket of the Northern New Jersey office market. As of the third quarter of 2024, the North Edison/Woodbridge office submarket reported a total inventory of approximately 8.68 million SF with a 14.6% vacancy rate and an average asking rent of $36.14 PSF, gross. The appraiser identified six comparable buildings located within New Jersey market with rents ranging from $36.25 to $41.00 per square foot, modified gross. The appraiser concluded a market rent for the 200 Wood Avenue South Property of $42.00 PSF, Gross + TE, for the office space.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 200 Wood Avenue South Property:

Market Rent Summary
	Office <20,000 SF Space	Office >20,000 SF Space
Market Rent (PSF)	$42.00	$42.00
Lease Term (Years)	7	10
Lease Type	Gross + TE	Gross + TE
Escalations	2.0% annually	2.0% annually
Tenant Improvements (New/Renewal)	$50 / $20	$60 / $20
Leasing Commissions (New/Renewal)	7.0% / 7.0%	7.0% / 7.0%
Free Rent (Months) (New/Renewal)	6/0	12/0

Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

The following table presents certain information relating to the appraiser’s market rent conclusions for the 200 Wood Avenue South Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
200 Wood Avenue South, Woodbridge, NJ	1975/2020	269,269(2)	-	-	-	-	-	-
One Met Center, East Rutherford, NJ	1986/2024	414,854	Ares Management	11,392	Nov-24	92	$40.50	Gross + TE
MetroTop I, Iselin (Woodbridge Twp.), NJ	1976/1991	90,000	Mandel, Fekete & Bloom	3,185	Sep-24	88	$40.00	Gross + TE
Glenpointe Centre West, Teaneck, NJ	1985/2009	370,005	Vatech America, Inc.	16,626	Jul-24	125	$36.25	Gross + TE
Metroview Corporate, Edison, NJ	1991/NAP	196,060	Atkins North America	3,141	Mar-24	62	$41.00	Modified Gross
Metropark Office Center, Iselin (Woodbridge), NJ	2000/NAP	476,511	Wells Fargo Bank, NA	131,731	Feb-24	156	$40.00	Gross + TE
Metro Corporate Campus, Iselin, NJ	1987/NAP	271,988	Ernst & Young U.S. LLP	30,721	Jun-23	65	$40.00	Gross + TE
(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated May 12, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the 200 Wood Avenue South Property of $83,700,000 as of December 6, 2024. The 200 Wood Avenue South Property benefits from a Payment In Lieu Of Taxes (“PILOT”) arrangement with the Township of Woodbridge, New Jersey that expires in 2051. The appraiser concluded to unabated property taxes of approximately $1,540,000 for 2025, and a present value (applying a 7.75% discount rate) of the PILOT savings equal to approximately $4.7 million. The as-is appraisal includes such PILOT savings value. See ‘PILOT’, below.

Environmental Matters. According to the Phase I environmental site assessment dated December 20, 2024, there was no evidence of any recognized environmental conditions at the 200 Wood Avenue South Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 200 Wood Avenue South Property:

Cash Flow Analysis
	2022	2023	2024	TTM 2/28/2025	UW	UW PSF
Base Rent	$5,909,445	$9,841,889	$10,551,104	$10,576,305	$10,825,219(1)	$40.20
Grossed Up Vacant Space	$0	$0	$0	$0	$877,720	$3.26
Gross Potential Rent	$5,909,445	$9,841,889	$10,551,104	$10,576,305	$11,702,939	$43.46
Other Income	$265,500	$146,876	$137,685	$114,381	$57,744	$0.21
Free Rent Adjustment	($1,788,407)	($1,627,424)	($408,251)	($279,766)	$0	$0.00
Total Recoveries	$424,708	$580,571	$926,274	$1,011,341	$1,414,629	$5.25
Net Rental Income	$4,811,245	$8,941,912	$11,206,812	$11,422,261	$13,175,313	$48.93
(Vacancy & Credit Loss)	$0	$0	$0	$0	($877,720)	($3.26)
Effective Gross Income	$4,811,245	$8,941,912	$11,206,812	$11,422,261	$12,297,592	$45.67

Real Estate Taxes	$655,325	$1,095,906	$1,213,964	$1,219,527	$1,247,375(2)	$4.63
Insurance	$102,076	$123,542	$147,032	$151,294	$200,833	$0.75
Management Fee	$106,248	$236,138	$283,840	$284,830	$368,928	$1.37
Other Operating Expenses	$3,219,103	$3,065,228	$3,262,595	$3,380,283	$3,708,357	$13.77
Total Expenses	$4,082,752	$4,520,814	$4,907,430	$5,035,934	$5,525,493	$20.52

Net Operating Income(3)	$728,493	$4,421,098	$6,299,382	$6,386,328	$6,772,099	$25.15
Replacement Reserves	$0	$0	$0	$0	$53,854	$0.20
TI/LC	$0	$0	$0	$0	$538,538	$2.00
Non-Recurring Items	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$728,493	$4,421,098	$6,299,382	$6,386,328	$6,179,708	$22.95

Occupancy %	78.7%(4)	94.6%(4)	94.6%(4)	94.6%(5)	92.5%(5)
NOI DSCR	0.21x	1.30x	1.85x	1.87x	1.99x
NCF DSCR	0.21x	1.30x	1.85x	1.87x	1.81x
NOI Debt Yield	1.7%	10.5%	15.0%	15.2%	16.1%
NCF Debt Yield	1.7%	10.5%	15.0%	15.2%	14.7%

(1)	Base Rent includes rent steps through March 2026 totaling $54,020 representing approximately 0.5% of the underwritten base rent and straight line rent averaging for investment grade tenants totaling $339,432.
(2)	Real Estate Taxes were underwritten to the estimated 2025 PILOT of approximately $1,247,000. The appraiser concluded to unabated property taxes of approximately $1,540,000 for 2025. The PILOT arrangement expires in 2051. See ‘PILOT’, below.
(3)	The increase in NOI from 2022 to 2024 was primarily due to an increase in average occupancy from 78.7% to 94.6% and free rent adjustments burning off in conjunction with the lease up of the 200 Wood Avenue South Property post-renovations.
(4)	Represents the average occupancy for the respective calendar year.
(5)	The underwritten economic vacancy is 7.5%. The 200 Wood Avenue South Property was 94.6% physically occupied as of May 12, 2025.

Escrows and Reserves.

Real Estate Taxes – The 200 Wood Avenue South Mortgage Loan documents require an upfront deposit of $203,069 and ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially $109,145.

Insurance – The 200 Wood Avenue South Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with (a) evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than seven business days prior to the expiration dates of the policies or (b) other proof of in-force insurance coverage satisfactory to the lender so long as paid receipts for the payment of the insurance premiums are received by the lender within 15 business days after the beginning of the new policy year.

Replacement Reserve – The 200 Wood Avenue South Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $4,488.

TI/LC Reserve – The 200 Wood Avenue South Mortgage Loan documents require the borrower to make an ongoing monthly deposits of $44,878 for tenant improvements and leasing commissions.

Landlord Work Reserve – The 200 Wood Avenue South Mortgage Loan documents require an upfront reserve of $350,000 related to outstanding tenant improvements (installation of six electric vehicle charging stations) owed under the Siemens Corporation lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

Lockbox and Cash Management. The 200 Wood Avenue South Mortgage Loan is structured with a hard lockbox and in place cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the 200 Wood Avenue South Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager, as applicable, from the 200 Wood Avenue South Property to be deposited into such lockbox within two business days. All funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the 200 Wood Avenue South Mortgage Loan documents. All excess cash flow after payment of debt service and required reserves will be deposited, (A) provided no Cash Trap Event Period (as defined below) is continuing, into the borrower’s account, or (B) during the continuance of a Cash Trap Event Period, into the excess cash trap subaccount held by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;
(ii)	the debt service coverage ratio (“DSCR”) being less than 1.35x;
(iii)	the occurrence of a Material Tenant Cash Trap Event Period (as defined below); or
(iv)	24 months prior to the maturity date.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default;
●	with regard to clause (ii), upon the date that the DSCR is equal to or greater than 1.40x for two consecutive calendar quarters;
●	with regard to clause (iii), a Material Tenant Cash Trap Event Period ceasing to exist in accordance with the terms hereof; and
●	with regard to clause (iv) there will be no cure.

A “Material Tenant Cash Trap Event Period” will commence upon the earlier of the following:

(i)	a Material Tenant (as defined below) being in monetary or material non-monetary default under the applicable Material Tenant lease beyond the expiration of applicable notice, cure and/or grace periods;
(ii)	a Material Tenant failing to be in actual, physical possession of the Material Tenant space (or the applicable portion thereof), failing to operate its business and/or “going dark” in the Material Tenant space (or the applicable portion thereof);
(iii)	a Material Tenant giving notice that it intends to vacate or is otherwise terminating its lease for all or any portion of the Material Tenant space (or the applicable portion thereof)
(iv)	any termination or cancellation of any Material Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Material Tenant lease failing to otherwise be in full force and effect;
(v)	any bankruptcy or similar insolvency of a Material Tenant;
(vi)	a Material Tenant failing to extend or renew the applicable Material Tenant lease on or prior to the applicable Material Tenant extension deadline in accordance with the applicable terms and conditions thereof and of the 200 Wood Avenue South Mortgage Loan documents for the applicable Material Tenant renewal term; or
(vii)	the DSV tenant or Siemens tenant or their respective rated parent entities failing to maintain a long-term unsecured debt rating of at least “BBB+” from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

A “Material Tenant Cash Trap Event Period” will end upon the occurrence of the following:

●	the lender’s receipt of evidence reasonably acceptable to the lender of the occurrence of the earlier of the cure conditions or a Material Tenant re-tenanting event;
●	with regard to clause (i) above, the applicable Material Tenant has cured all monetary and material non-monetary defaults under the applicable Material Tenant lease;
●	with regard to clause (ii) above, the applicable Material Tenant is in actual, physical possession of the Material Tenant space (or the applicable portion thereof), operating its business and not “dark” in the Material Tenant space (or the applicable portion thereof);
●	with regard to clause (iii) above, the applicable Material Tenant has revoked or rescinded all vacation, termination or cancellation notices with respect to the applicable Material Tenant lease and has re-affirmed the applicable Material Tenant lease as being in full force and effect;
●	with regard to clause (v) above, the applicable Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Material Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction;
●	with regard to clause (vi) above, the applicable Material Tenant has renewed or extended the applicable Material Tenant lease (notwithstanding the expiration of the applicable Material Tenant extension deadline) in accordance with the terms hereof and of the 200 Wood Avenue South Mortgage Loan documents for the applicable Material Tenant renewal term;
●	with regard to clause (vii) above, the applicable Material Tenant restores (and has maintained for at least two consecutive calendar quarters), a long-term unsecured debt rating of at least “BBB+” from S&P and an equivalent rating from each of the other rating agencies which rate such entity; and/or
●	with regard to clauses (i)-(vii) above, the applicable Material Tenant is paying full, unabated rent under the applicable Material Tenant lease.

A “Material Tenant” means (i) the DSV tenant, (ii) the Siemens tenant, (iii) any other tenant leasing at least 24,000 SF at the 200 Wood Avenue South Property and (vi) any other lessee(s) of the Material Tenant space (or any portion thereof).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

PILOT. The 200 Wood Avenue South Property was the subject of a 2021 Financial Agreement with the Township of Woodbridge, New Jersey that approved the project for tax exemption within a redevelopment area and for a PILOT arrangement. The Financial Agreement has a 30-year term, expiring in 2051. PILOT payments for 2025 are approximately $1,247,000 and increase by 2.75% annually until expiration. The lender underwrote the property’s tax liability based on the 2025 PILOT expense. The appraiser concluded to unabated property taxes of approximately $1,540,000 for 2025, and a present value (applying a 7.75% discount rate) of the PILOT savings equal to approximately $4.7 million. The Township of Woodbridge executed a Consent and Estoppel Agreement in connection with loan origination providing that upon acquisition of the mortgaged property by lender, its designee or any third-party transferee, the Township would recognize such successor owner as successor-in-interest to borrower’s rights under the Financial Agreement.

Terrorism Insurance. The 200 Wood Avenue South Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, including (i) business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, and (ii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Mortgage Loan No. 6 – The Park Calabasas

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		CREFI		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		[NR/NR/NR]		Location:	Calabasas, CA 91302
Original Balance:		$38,100,000		General Property Type:	Office
Cut-off Date Balance:		$38,100,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		6.4%		Title Vesting:	Fee
Loan Purpose:		Recapitalization		Year Built/Renovated:	1986/2018, 2024
Borrower Sponsor:		Cross Ocean GSS Master Fund LP		Size:	222,667 SF
Guarantors:		Cross Ocean GSS Master Fund LP and Palisade Group, LLC		Cut-off Date Balance Per SF:	$171
Mortgage Rate:		7.1200%		Maturity Date Balance Per SF:	$171
Note Date:		6/13/2025		Property Manager:	Palisade Group Management Company, Inc. (borrower related)
Maturity Date:		7/6/2030
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$6,511,711
IO Period:		60 months		UW NCF:	$6,133,661
Seasoning:		0 months		UW NOI Debt Yield:	17.1%
Prepayment Provisions:		L(24),YM1(29),O(7)		UW NCF Debt Yield:	16.1%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	17.1%
Additional Debt Type:		NAP		UW NCF DSCR:	2.23x
Additional Debt Balance:		NAP		Most Recent NOI:	$6,644,307 (3/31/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$6,443,588 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$5,629,839 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/16/2025)
RE Taxes:	$510,222	$85,037	NAP	2nd Most Recent Occupancy:	99.5% (12/31/2024)
Insurance:	$225,085	$32,155	NAP	3rd Most Recent Occupancy:	94.3% (12/31/2023)
Replacement Reserve:	$0	$3,711	NAP	Appraised Value (as of):	$70,600,000 (5/21/2025)
TI/LC Reserve:	$0	$27,833	NAP	Appraised Value PSF:	$317
				Cut-off Date LTV Ratio:	54.0%
				Maturity Date LTV Ratio:	54.0%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,100,000	100.0%	Sponsor Equity(2):	$36,804,918	96.6%
			Upfront Reserves:	$735,307	1.9%
			Closing Costs:	$559,775	1.5%
Total Sources:	$38,100,000	100.0%	Total Uses:	$38,100,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.
(2)	The borrower purchased The Park Calabasas Property (as defined below) for $69.4 million on January 31, 2025.

The Mortgage Loan. The sixth largest mortgage loan (“The Park Calabasas Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,100,000 and secured by a first priority fee mortgage encumbering a 222,667 SF suburban office building located in Calabasas, California (“The Park Calabasas Property”).

The Borrower and the Borrower Sponsor. The borrower is Park Calabasas PG LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of The Park Calabasas Mortgage Loan.

The borrower sponsor is Cross Ocean GSS Master Fund LP (“Cross Ocean Partners”) and the non-recourse carveout guarantors are Cross Ocean Partners and Palisade Group, LLC (“The Palisade Group”). Founded in 2015, Cross Ocean Partners is a European mid-sized credit manager with approximately $9.0 billion in assets under management as of December 31, 2024. Cross Ocean Partners has a global investment team with offices located in Greenwich, Connecticut, London, England, Luxembourg, and Dublin, Ireland. The Palisade Group is a full-service real estate investment manager focused on office and industrial properties across select lifestyle and gateway markets. The Palisade Group has approximately $225 million of assets under management across a 1.1 million square foot portfolio.

The Property. The Park Calabasas Property consists of a 222,667 SF, Class A office property located in Calabasas, California, approximately 28.0 miles northwest of Los Angeles and directly north of Malibu. The Park Calabasas Property is comprised of a main three-story office building, along with a 28,183 SF annex building and is situated on an approximately 20.1-acre site. The Park Calabasas Property includes a below-grade parking structure and surface parking totaling 713 parking spaces resulting in a parking ratio of approximately 3.20 spaces per 1,000 SF. The Park Calabasas Property was originally constructed in 1986 and most recently renovated in 2018 and 2024. Renovations totaled $16,283,000 and included common area upgrades, tenant improvements, roof replacement, and exterior upgrades. Amenities at The Park Calabasas Property include an updated gym, yoga, and locker room facility with showers, landscaped courtyard, grab-n-go food service in the tenant lounge, multiple outdoor spaces and seating areas, renovated restrooms, walking trails, and scenic views. Furthermore, the borrower is in the process of installing solar panels along the rooftops of The Park Calabasas Property. These

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

improvements are being done through an agreement with Valta Energy and are expected to be completed in October 2025, after which a 20-year lease with Valta Energy for solar income is expected to commence.

As of May 16, 2025, The Park Calabasas Property was 100.0% leased to seven tenants in the consumer goods, insurance, hospitality, co-working, and financial services industries. As of the cut-off date, tenants had a weighted average term at The Park Calabasas Property of 6.2 years, with a weighted average lease term remaining of 6.3 years.

Major Tenants.

Wella Operations US LLC (“The Wella Company”) (96,944 SF, 43.5% of NRA, 39.5% of UW Rent). The Wella Company is a global beauty company with over 140 years of history and a portfolio of hair, nails, and beauty tech brands for industry professionals and consumers, including Wella Professionals, OPI, ghd, Briogeo, Nioxin, Sebastian Professional, and Clairol. The Wella Company leases space in the main office building at The Park Calabasas Property along with the entire 28,183 SF annex building which it uses for product demonstrations and events. The Wella Company has been a tenant at The Park Calabasas Property since May 2017 and has a current lease term through April 2033 with two, five-year renewal options and no termination options remaining.

Republic Indemnity Company of America (“Republic Indemnity”) (41,325 SF, 18.6% of NRA, 18.4% of UW Rent). Republic Indemnity is an insurance company that specializes in worker’s compensation and is headquartered in Calabasas, California, with offices in San Francisco and San Diego. Republic Indemnity writes business in California, Alaska, Arizona, New Mexico, Colorado, Texas, Utah, Montana, Oregon, Idaho, and Nevada. Republic Indemnity is a member of Great American Insurance Group and a subsidiary of American Financial Group, Inc., which is a publicly traded company on the New York Stock Exchange under the symbol AFG. Republic Indemnity has been a tenant at The Park Calabasas Property since April 2020 and has a current lease term through November 2030 with one, five-year renewal option and no termination options remaining. Republic Indemnity currently has the entirety of its space listed for sublease. The borrower has received a letter of intent for a replacement lease for the entirety of Republic Indemnity’s space on a ten-year term. There can be no assurance that a replacement lease will be signed.

AmaWaterways, LLC (“AmaWaterways”) (31,844 SF, 14.3% of NRA, 16.3% of UW Rent). Founded in 2002, AmaWaterways is an American based luxury river cruise company that offers cruises throughout Europe, Africa, Asia, and South America. AmaWaterways river cruise ships accommodate an average of 156 guests on board, offering high levels of service to its guests. AmaWaterways has been a tenant at The Park Calabasas Property since October 2020 and has a current lease term through April 2028 with one, five-year renewal option and no termination options remaining. In addition to its original space, AmaWaterways subleases 8,367 SF of space from Poms & Associates Insurance Brokers, LLC through April 2028 bringing its total presence at The Park Calabasas Property to 18.1% of NRA.

The following table presents certain information relating to the top tenants by underwritten base rent at The Park Calabasas Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Wella Operations US LLC	B2/NR/NR	96,944	43.5%	$3,837,192	39.5%	$39.58	4/30/2033	2 x 5 yr	N
Republic Indemnity Company of America	A1/NR/A+	41,325	18.6%	$1,784,564	18.4%	$43.18	11/30/2030	1 x 5 yr	N
AmaWaterways, LLC(3)	NR/NR/NR	31,844	14.3%	$1,584,355	16.3%	$49.75	4/30/2028	1 x 5 yr	N
Poms & Associates Insurance Brokers, LLC(3)	NR/NR/NR	25,606	11.5%	$1,299,072	13.4%	$50.73	3/31/2034	1 x 5 yr	Y(4)
RGN - Calabasas I, LLC	NR/NR/NR	17,290	7.8%	$749,003	7.7%	$43.32	1/31/2029	1 x 5 yr	N
Focus Partners Wealth, LLC	NR/NR/NR	6,392	2.9%	$296,703	3.1%	$46.42	8/31/2031	1 x 5 yr	N
Kabafusion Holdings, LLC	NR/NR/NR	3,266	1.5%	$171,563	1.8%	$52.53	10/31/2027	N	N
Major Tenants Subtotal/Wtd. Avg.		222,667	100.0%	$9,722,452	100.0%	$43.66
Other Tenants		0	0.0%	$0	0.0%	$0.00
Occupied Subtotal/Wtd. Avg.		222,667	100.0%	$9,722,452	100.0%	$43.66
Vacant Space		0	0.0%
Total/Wtd. Avg.		222,667	100.0%

(1)	Based on the underwritten rent roll dated May 16, 2025, inclusive of rent steps through June 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Poms & Associates Insurance Brokers, LLC (“Poms & Associates”) subleases 8,367 SF of space to AmaWaterways, LLC through April 30, 2028 at $39.60 per SF. The underwritten rent set forth above for Poms & Associates represents the weighted average of the prime lease rent of $53.98 per SF for the non-subleased space, and the sublease rent for the sublease space.
(4)	Poms & Associates has the one-time option to terminate its lease effective as of May 31, 2030, by providing no less than 12 months prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

The following table presents certain information relating to the lease rollover schedule at The Park Calabasas Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	3,266	1.5%	1.5%	$171,563	1.8%	1.8%	$52.53
2028	1	31,844	14.3%	15.8%	$1,584,355	16.3%	18.1%	$49.75
2029	1	17,290	7.8%	23.5%	$749,003	7.7%	25.8%	$43.32
2030	1	41,325	18.6%	42.1%	$1,784,564	18.4%	44.1%	$43.18
2031	1	6,392	2.9%	45.0%	$296,703	3.1%	47.2%	$46.42
2032	0	0	0.0%	45.0%	$0	0.0%	47.2%	$0.00
2033	1	96,944	43.5%	88.5%	$3,837,192	39.5%	86.6%	$39.58
2034	1	25,606	11.5%	100.0%	$1,299,072	13.4%	100.0%	$50.73
2035 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	7	222,667	100.0%		$9,722,452	100.0%		$43.66

(1)	Information is based on the underwritten rent roll dated May 16, 2025, inclusive of rent steps through June 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the lease rollover schedule.

The Market. The Park Calabasas Property is located at 4500 Park Granada in Calabasas, California, which is approximately 28.0 miles northwest of Los Angeles and directly north of Malibu. The Park Calabasas Property is located within an affluent area of the Los Angeles metropolitan statistical area (the “Los Angeles MSA”) which is characterized by a 2024 average household income of $210,492 within a three-mile radius, exceeding the Los Angeles MSA average household income of $134,733. Primary access to The Park Calabasas Property is provided by Highway 101 which is approximately 0.4 miles from The Park Calabasas Property with public transportation provided by the Los Angeles Metro.

According to a third-party market research report, The Park Calabasas Property is located within the Calabasas/Westlake Vill Office submarket of the Los Angeles MSA office market. As of April 22, 2025, the Calabasas/Westlake Vill office submarket had inventory of 7,649,947 SF, a vacancy rate of 16.7%, and average asking rent of $34.82 per square foot. Office construction in the submarket has been minimal with only 36,000 SF of net new office space added in the past decade and no new office projects underway.

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of The Park Calabasas Property was 5,253, 65,330, and 181,112, respectively. The 2024 average household income within the same radii was $245,814, $210,492 and $169,777, respectively.

The following table presents certain information relating to comparable office rents with respect to The Park Calabasas Property:

Market Rental Comparables(1)
Property Name/Address	Distance from Subject	Year Built / Renovated	NRA (SF)	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (mos.)	Rent (PSF)
The Park Calabasas(2) Calabasas, CA	-	1986 / 2018, 2024	222,667 SF	Republic Indemnity Company of America	41,325 SF	4/13/2020	128 mos.	$43.18
The Commons - 24025 Park Sorrento Calabasas, CA	0.3 mi	2000 / 2024	96,385 SF	Get Covered	3,337 SF	6/1/2025	36 mos.	$57.00
The Commons - 23975 Park Sorrento Calabasas, CA	0.3 mi	2001 / 2024	104,221 SF	Greenberg Farrow Architecture	3,743 SF	4/1/2025	39 mos.	$54.00
Westlake Park Place Westlake Village, CA	10.0 mi	2008 / NAP	108,339 SF	Sage Publications	27,225 SF	2/1/2026	127 mos.	$52.20
Westlake Park Place Westlake Village, CA	10.0 mi	2008 / NAP	108,339 SF	Banc of California	6,111 SF	7/1/2025	73 mos.	$52.20
Lankershim Plaza North Hollywood, CA	15.5 mi	2009 / 2022	179,741 SF	Penguin Random House	8,317 SF	5/1/2025	66 mos.	$51.00
Studio Plaza Burbank, CA	17.7 mi	1988 / 2004, 2025	456,204 SF	Ryan Specialty	12,016 SF	10/1/2025	65 mos.	$49.80

(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated May 16, 2025, inclusive of rent steps through June 1, 2026.

Appraisal. The appraisal concluded to an “As-Is” value for The Park Calabasas Property of $70,600,000 as of May 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 27, 2025, there was no evidence of any recognized environmental conditions at The Park Calabasas Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Park Calabasas Property:

Cash Flow Analysis(1)
	2022	2023	2024	3/2025 TTM	UW(1)	UW PSF
Base Rent	$7,599,913	$8,321,347	$9,125,285	$9,231,425	$9,445,016	$42.42
Contractual Rent Steps	$0	$0	$0	$0	$277,437	$1.25
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$0.00
Gross Potential Rent	$7,599,913	$8,321,347	$9,125,285	$9,231,425	$9,722,452	$43.66
Reimbursements	$691,117	$829,281	$865,235	$869,490	$1,052,947	$4.73
Net Rentable Income	$8,291,030	$9,150,628	$9,990,519	$10,100,915	$10,775,400	$48.39
(Vacancy / Credit Loss)	$0	$0	$0	$0	($538,770)	($2.42)
Parking Income	$595,890	$605,040	$613,764	$615,600	$615,600	$2.76
Other Income(2)	$2,445	$1,800	$59,457	$54,877	$54,877	$0.25
Effective Gross Income	$8,889,365	$9,757,468	$10,663,740	$10,771,392	$10,907,106	$48.98

Management Fee	$266,681	$292,724	$319,912	$323,142	$327,213	$1.47
Real Estate Taxes	$894,597	$939,737	$961,919	$879,771	$990,380	$4.45
Insurance	$128,155	$150,527	$163,292	$213,856	$367,486	$1.65
Repairs & Maintenance	$1,061,153	$1,174,096	$1,205,824	$1,114,148	$1,114,148	$5.00
Utilities	$845,236	$807,592	$815,910	$808,182	$808,182	$3.63
Other Operating Expenses(3)	$759,011	$762,952	$753,296	$787,986	$787,986	$3.54
Total Operating Expenses	$3,954,833	$4,127,629	$4,220,152	$4,127,085	$4,395,395	$19.74

Net Operating Income	$4,934,533	$5,629,839	$6,443,588	$6,644,307	$6,511,711	$29.24
Replacement Reserves	$0	$0	$0	$0	$44,533	$0.20
TI/LC	$0	$0	$0	$0	$333,517	$1.50
Net Cash Flow	$4,934,533	$5,629,839	$6,443,588	$6,644,307	$6,133,661	$27.55

Occupancy (%)	91.7%	94.3%	99.5%	100.0%	95.0%(4)
NOI DSCR	1.79x	2.05x	2.34x	2.42x	2.37x
NCF DSCR	1.79x	2.05x	2.34x	2.42x	2.23x
NOI Debt Yield	13.0%	14.8%	16.9%	17.4%	17.1%
NCF Debt Yield	13.0%	14.8%	16.9%	17.4%	16.1%

(1)	Information is based on the underwritten rent roll dated May 16, 2025, inclusive of rent steps through June 1, 2026.
(2)	Other Income includes solar revenue, direct bills, antenna income, tenant services, and miscellaneous charges.
(3)	Other Operating Expenses includes cleaning, general and administrative expenses and non-recoverable expenses such as marketing, advertising, professional fees, and taxes-other.
(4)	UW Occupancy represents economic occupancy.

Escrows and Reserves. At origination of The Park Calabasas Mortgage Loan, the borrower deposited approximately (i) $510,222 into a reserve for real estate taxes and (ii) $225,085 into a reserve for insurance premiums.

Real Estate Taxes – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the annual real estate tax payments that the lender estimates will be payable during the next ensuing 12 months into the real estate tax reserve account (initially estimated to be approximately $85,037 monthly).

Insurance – The Park Calabasas Mortgage Loan documents require at the option of the lender, if the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, or the lender requires a separate policy, ongoing monthly deposits into the insurance reserve equal to 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be $32,155 monthly).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $3,711 for replacements to The Park Calabasas Property.

TI/LC Reserve – On each monthly payment date the borrower is required to deposit approximately $27,833 into a reserve for future tenant improvements and leasing commissions.

Lockbox and Cash Management. The Park Calabasas Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each tenant at The Park Calabasas Property directing them to pay rent and other sums due to the lender-controlled lockbox account. The borrower is required to (or cause the property manager to) deposit all revenue derived from The Park Calabasas Property and received by the borrower or property manager into the lender-controlled lockbox account within two business days of receipt. All funds deposited into the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects in its sole discretion to deliver a restricted account notice, in which case all such funds will be required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with The Park Calabasas Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Park Calabasas Mortgage Loan documents are required to (x) if a Trigger Period exists, be deposited into an excess cash flow reserve account as additional collateral for The Park Calabasas Mortgage Loan, provided that (i) if the sole Trigger Period is due to a Specified Tenant Go Dark Period (as defined below) excess cash flow funds will not be required to be deposited into the excess cash flow reserve account if the funds in such account equal or exceed the product of (i) $75 multiplied by (ii) 96,944 (the “Go Dark Excess Cash Flow Exception”), and (ii) if the sole Trigger Period is due to a Republic Indemnity Renewal Period (as defined below) excess cash flow funds will not be required to be deposited into the excess cash flow reserve account if the funds in such account equal or exceed the product of (i) $60 multiplied by (ii) 41,325 (less any portion of the Republic Indemnity space that is re-tenanted in accordance with the Re-Tenanting Condition (as defined below)) (the “Republic Indemnity Excess Cash Flow Exception”) and (y) if no Trigger Period exists, or to the extent a Go Dark Excess Cash Flow Exception or a Republic Indemnity Excess Cash Flow Exception exists, be disbursed to the borrower. The borrower may request, and the lender will have the right to reasonably approve, disbursements from the excess cash flow reserve account to pay taxes and insurance premiums, leasing costs and operating expenses, to the extent insufficient funds exist in the related reserves. Upon an event of default under The Park Calabasas Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Re-Tenanting Condition” means, with respect to any new lease or sublease entered into by the borrower after the origination date, that such lease or sublease will (x) have a base rent equal to or more favorable to borrower than the base rent under the applicable lease(s) being replaced, (y) not provide for any free rent, rent abatement periods or allowances, unless such amounts have been deposited with the lender in a reserve account and (z) contain terms (including, without limitation, the lease term) that are equal to or more favorable to borrower than such terms are under the applicable lease(s) being replaced.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under The Park Calabasas Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.25x (provided, however, no Trigger Period will be deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are and remain satisfied) and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under The Park Calabasas Mortgage Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for one calendar quarter, and (z) with regard to clause (iii) above, the Specified Tenant Trigger Period ceasing to exist.

“Collateral Cure Conditions” means (and will only be deemed satisfied for so long as) the borrower deposits funds into an account with the lender, in the form of cash or a letter of credit, which, in either case, will serve as additional collateral for The Park Calabasas Mortgage Loan, in an amount equal to the Collateral Deposit Amount (as defined below), and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period, on each calendar quarter anniversary of the date that the borrower made said deposit (or delivered said letter of credit), the borrower is required to deposit additional cash collateral or to increase the amount of the letter of credit to the extent required so that the amount on deposit with the lender is equal to the Collateral Deposit Amount.

“Collateral Deposit Amount” means an amount, which if such amount were to be applied to reduce the principal amount of The Park Calabasas Mortgage Loan , would cause the debt service coverage ratio to equal or exceed 1.30x.

“Specified Tenant” means, as applicable, (i) Wella Operations US LLC (and its successors and/or assigns), (ii) any other lessee of the Specified Tenant space or any portion thereof and (iii) any guarantor of a Specified Tenant lease.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond any notice and cure periods set forth therein, (ii) other than in connection with a permitted dark event (generally a condition beyond the control of the tenant that lasts not more than 120 days), Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), and/or “going dark” in more than 50% of the Specified Tenant space (a “Specified Tenant Go Dark Period”), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant and (vi) Republic Indemnity failing to extend or renew the Republic Indemnity lease on or prior to October 30, 2029 for a term of at least five years (a “Republic Indemnity Renewal Period”), and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing or subleasing the entire Specified Tenant space (or applicable portion thereof), pursuant to one or more leases (or subleases) which satisfy the Re-Tenanting Condition and are in accordance with the applicable terms and conditions of The Park Calabasas Mortgage Loan documents, the applicable tenant(s) under such lease(s) (or subleases) being in actual, physical occupancy of the space demised, each such lease (or sublease) has commenced and a rent commencement date has been established.

“Specified Tenant Cure Conditions” means each of the following, as applicable, that the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease, (ii) is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and unless a permitted dark event is ongoing with respect to the applicable Specified Tenant, not “dark” in the Specified Tenant space (or applicable portion thereof) (iii) has revoked or rescinded all termination or cancellation notices of the Specified Tenant lease, (iv) in the event the Specified Tenant Trigger Period is due to a Republic Indemnity Renewal Period, has renewed or extended the Republic Indemnity lease in accordance with the terms of The Park Calabasas Mortgage Loan documents for a term of at least five years, (v) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to a final, non-appealable order of a court of competent jurisdiction, and (vi) is paying full, unabated rent under the applicable lease.

Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the lesser of (i) the full replacement cost of The Park Calabasas Property and (ii) $80,400,000, and business interruption insurance that includes coverage for terrorism for a period of twelve months and contains an extended period of indemnity for up to twelve months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$27,476,034
4151 Centreport Drive	Marriott Dallas Fort Worth Airport South	Cut-off Date LTV:	45.4%
Fort Worth, TX 76155		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	15.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$27,476,034
4151 Centreport Drive	Marriott Dallas Fort Worth Airport South	Cut-off Date LTV:	45.4%
Fort Worth, TX 76155		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	15.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Mortgage Loan No. 8 – Marriott Dallas Fort Worth Airport South

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	[NR/NR/NR]			Location:	Fort Worth, TX 76155
Original Balance:	$27,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$27,476,034			Detailed Property Type:	Full Service
% of Initial Pool Balance:	4.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2000/2018-2020
Borrower Sponsors(1):	Various			Size:	302 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room:	$90,980
Mortgage Rate:	6.6880%			Maturity Date Balance Per Room:	$86,025
Note Date:	5/28/2025			Property Manager:	Crestview Management, LLC
Maturity Date:	6/11/2030				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$4,374,385
Seasoning:	1 month			UW NCF:	$3,811,113
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield:	15.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	13.9%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	16.8%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.79x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$4,910,543 (3/31/2025 TTM)
Reserves(2)				2nd Most Recent NOI:	$4,545,714 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$5,519,469 (12/31/2023)
RE Taxes:	$525,018	$87,504	NAP	Most Recent Occupancy:	54.3% (3/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	54.4% (12/31/2024)
FF&E Reserve:	$0	$46,818	NAP	3rd Most Recent Occupancy:	69.2% (12/31/2023)
Seasonality Reserve:	$560,000	Springing	$560,000	Appraised Value (as of):	$60,500,000 (4/28/2025)
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Appraised Value Per Room:	$200,331
PIP Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	45.4%
				Maturity Date LTV Ratio:	42.9%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,500,000	100.0%	Loan Payoff(3):	$25,083,626	91.2%
			Upfront Reserves:	$1,087,518	4.0%
			Return of Equity(3):	$1,052,883	3.8%
			Closing Costs:	$275,973	1.0%
Total Sources:	$27,500,000	100.0%	Total Uses:	$27,500,000	100.0%

(1)	See “The Borrower and the Borrower Sponsors” section below for further discussion of the borrower sponsors.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The Loan Payoff and Return of Equity are shown excluding an approximately $4,165,111 credit for existing escrow/reserve funds on deposit with the servicer that was applied to the loan balance at maturity.

The Mortgage Loan. The eighth largest mortgage loan (the “Marriott Dallas Fort Worth Airport South Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $27,500,000 and secured by the fee interest in a 302-room full-service hotel located in Fort Worth, Texas (the “Marriott Dallas Fort Worth Airport South Property”).

The Borrower and the Borrower Sponsors. The borrower is CP DFW Airport, LLC, a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Dallas Fort Worth Airport South Mortgage Loan.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 42 hotels across 18 states with major hospitality brands including Marriott, Hilton, and Hyatt.

A CSC affiliate declared bankruptcy in 2008. In addition, CSC has had numerous foreclosures and deeds in lieu since 2009. For additional information please see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus. The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require that the guarantor maintain a minimum net worth and liquidity of $27.50 million and $2.75 million, respectively.

The Property. The Marriott Dallas Fort Worth Airport South Property is an eight-story, 302-room, full-service hotel located approximately 3.0 miles to the west of Dallas Fort Worth International Airport. Situated on an approximately 8.53-acre site, the Marriott Dallas Fort Worth Airport South Property was built

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$27,476,034
4151 Centreport Drive	Marriott Dallas Fort Worth Airport South	Cut-off Date LTV:	45.4%
Fort Worth, TX 76155		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	15.9%

in 2000 and renovated between 2018 and 2020. The borrower sponsors acquired the Marriott Dallas Fort Worth Airport South Property in 2019 and completed an approximately $9.4 million (approximately $31,101 per key) renovation that began under prior ownership (and funded by prior ownership) in 2018 which consisted primarily of new FF&E, among various other upgrades, including the relocation of the M Club lounge to the ground level. The borrower sponsors invested an additional approximately $1.6 million (approximately $5,403 per key) for a change-of-ownership PIP that was completed in 2020. Amenities at the property include a restaurant, coffee shop, M Club concierge lounge, approximately 12,593 SF of meeting space, indoor swimming pool, fitness center, business center, complimentary airport shuttle, and a sundries shop. The Marriott Dallas Fort Worth Airport South Property guestroom configuration consists of 203 standard king rooms, 91 double/double rooms, and 8 king suites. As of May 29, 2025, the hotel was rated 4.2 stars and #11 of 146 hotels in Fort Worth per TripAdvisor. The Marriott Dallas Fort Worth Airport South Property is operating under the Marriott flag with a franchise agreement expiring July 2039.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Dallas Fort Worth Airport South Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Marriott Dallas Fort Worth Airport South Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	69.8%	$150.51	$105.06	69.2%	$169.18	$117.04	99.1%	112.4%	111.4%
12/31/2024 TTM	65.5%	$154.60	$101.26	54.4%	$174.14	$94.72	83.0%	112.6%	93.5%
3/31/2025 TTM	65.3%	$155.17	$101.33	54.3%	$173.19	$94.05	83.2%	111.6%	92.8%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes the Embassy Suites DFW Airport South, Hilton Arlington, Crowne Plaza Suites Arlington, Dallas/Fort Worth Airport Marriott, Holiday Inn Dallas Fort Worth Airport South, and Hilton Garden Inn Dallas Fort Worth Airport South.

The Market. The Marriott Dallas Fort Worth Airport South Property is located in Fort Worth, Texas, approximately 3.0 miles to the west of Dallas Fort Worth International Airport. The property is located approximately 1.5 miles south of Highway 183, which provides access to Downtown Fort Worth (23.0 miles to the west of the property) and Downtown Dallas (18.0 miles to the east of the property). The Marriott Dallas Fort Worth Airport South Property is also proximate to numerous leisure demand generators are Six Flags Over Texas, Hurricane Harbor, Globe Life Field, Choctaw Stadium, AT&T Stadium, and American Airlines Headquarters. The Marriott Dallas Fort Worth Airport South Property’s 2024 demand segmentation was 50% Commercial, 18% Group and 32% leisure.

According to the appraisal, the 2024 estimated population within a two-, five- and 10-mile radius of the Marriott Dallas Fort Worth Airport South Property was 30,667, 255,581, and 947,602 respectively, and the median household income for the same radii was $63,257, $62,472, and $67,449 respectively.

According to a third-party report, the Marriott Dallas Fort Worth Airport South Property is located in the Bedford/Grapevine submarket, which is within the Fort Worth/Arlington – TX USA market. According to a third-party report, the Bedford/Grapevine submarket is comprised of 66 hotel properties and 10,751 rooms in total. As of May 2025, the Bedford/Grapevine submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 69.3%, $161.79 and $112.15, respectively.

The following table presents competitive properties to the Marriott Dallas Fort Worth Airport South Property:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Group	Leisure
Marriott Dallas Fort Worth Airport South	2000	302	50%	18%	32%
Embassy Suites DFW Airport South	1985	305	45%	15%	40%
Hilton Arlington	1983	308	50%	20%	30%
Crowne Plaza Suites Arlington	1986	200	45%	20%	35%
Dallas/Fort Worth Airport Marriott	1982	499	55%	20%	25%
Holiday Inn Dallas Fort Worth Airport South	2008	143	40%	15%	45%
Hilton Garden Inn DFW Airport South	2005	151	45%	15%	40%
Total/Wtd. Avg.	1990	1,908	48.8%	18.1%	33.0%

Source: Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the Marriott Dallas Fort Worth Airport South Property of $60,500,000 as of April 28, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 8, 2025, there was no evidence of any recognized environmental conditions at the Marriott Dallas Fort Worth Airport South Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$27,476,034
4151 Centreport Drive	Marriott Dallas Fort Worth Airport South	Cut-off Date LTV:	45.4%
Fort Worth, TX 76155		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	15.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Dallas Fort Worth Airport South Property:

Cash Flow Analysis
	2022	2023	2024	TTM Mar 2025	UW	UW per Room
Occupancy(1)(2)	53.8%	69.2%	54.4%	54.3%	54.3%
ADR(2)	$159.69	$169.72	$175.50	$174.55	$174.55
RevPAR(2)	$85.96	$117.41	$95.45	$94.79	$94.79

Rooms Revenue	$9,475,878	$12,942,488	$10,550,741	$10,449,206	$10,449,206	$34,600
Food & Beverage	$2,798,238	$3,572,099	$3,113,297	$3,475,305	$3,475,305	$11,508
Other Income	$121,920	$182,135	$143,411	$157,298	$157,298	$521
Total Revenue	$12,396,036	$16,696,722	$13,807,449	$14,081,809	$14,081,809	$46,629

Room Expense	$2,635,809	$3,144,069	$2,572,687	$2,464,228	$2,464,228	$8,160
Food & Beverage Expense	$1,379,512	$1,911,822	$1,418,355	$1,481,794	$1,481,794	$4,907
Other Department Expense	$27,931	$33,399	$28,324	$27,450	$27,450	$91
Total Department Expenses	$4,043,252	$5,089,289	$4,019,366	$3,973,472	$3,973,472	$13,157
Gross Operating Income	$8,352,784	$11,607,433	$9,788,083	$10,108,337	$10,108,337	$33,471

Total Undistributed Expenses	$4,154,119	$4,888,782	$4,431,805	$4,409,893	$4,426,579	$14,658
Gross Operating Profit	$4,198,664	$6,718,651	$5,356,278	$5,698,444	$5,681,758	$18,814

Property Taxes	$478,821	$978,262	$544,788	$515,774	$1,050,042	$3,477
Other Fixed Expenses	$0	$0	$0	$0	$46,611	$154
Insurance	$170,908	$220,920	$265,776	$272,127	$210,720	$698
Total Operating Expenses	$8,847,101	$11,177,253	$9,261,735	$9,171,266	$9,707,424	$32,144

Net Operating Income(1)	$3,548,935	$5,519,469	$4,545,714	$4,910,543	$4,374,385	$14,485
FF&E	$0	$0	$0	$0	$563,272	$1,865
Net Cash Flow	$3,548,935	$5,519,469	$4,545,714	$4,910,543	$3,811,113	$12,620

NOI DSCR	1.67x	2.60x	2.14x	2.31x	2.06x
NCF DSCR	1.67x	2.60x	2.14x	2.31x	1.79x
NOI Debt Yield	12.9%	20.1%	16.5%	17.9%	15.9%
NCF Debt Yield	12.9%	20.1%	16.5%	17.9%	13.9%

(1)	The increase in Occupancy and NOI from 2022 to 2023 and subsequent decrease from 2023 to 2024 and TTM Mar 2025 was primarily due to a non-recurring, one-year contract with American Airlines at the Marriott Dallas Fort Worth Airport South Property that ended in early 2024 to house rehired pilots, flight attendants, and other employees for interviews and trainings. The decrease in NOI from TTM Mar 2025 to UW NOI is primarily due to real estate taxes being underwritten based on the preliminary assessment for 2025. The borrower sponsor is pursuing a tax appeal for 2025
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Dallas Fort Worth Airport South Property are attributable in part to variances in reporting methodologies and/or timing differences.

Escrows and Reserves.

Tax Escrows – The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require an upfront deposit of $525,018 and ongoing monthly deposits of $87,504 for real estate taxes.

Insurance Escrows – The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days prior to the expiration date of such policy.

FF&E Reserve – The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 4% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $46,818.

Seasonality Reserve –The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require an upfront deposit of $560,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in September and/or January, to the extent that there is insufficient cash flow from the Marriott Dallas Fort Worth Airport South Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount (as defined below)), upon notice to the borrower, to an amount equal to the shortfall in revenue from the Marriott Dallas Fort Worth Airport South Property to cover the debt service at a debt service coverage ratio (“DSCR”) of 1.30x, as calculated by the lender based on actual operations from the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$27,476,034
4151 Centreport Drive	Marriott Dallas Fort Worth Airport South	Cut-off Date LTV:	45.4%
Fort Worth, TX 76155		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	15.9%

prior 12 months. On each monthly payment date occurring in February, March, April, May and June, the borrower is required to deposit with the lender an amount equal to 1/5th of the Seasonality Reserve Required Annual Balance, initially $560,000 (the “Seasonality Reserve Deposit Amount”), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance, initially $112,000.

Replacement Comfort Letter Reserve – The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

PIP Reserve – The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require that on the date that any new PIP is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

Lockbox and Cash Management. The Marriott Dallas Fort Worth Airport South Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Marriott Dallas Fort Worth Airport South Property into the lender-controlled lockbox account within three business days. All funds deposited into the lockbox are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Dallas Fort Worth Airport South Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Dallas Fort Worth Airport South Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott Dallas Fort Worth Airport South Mortgage Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	the DSCR falling below 1.25x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the DSCR has been equal to or greater than 1.25x for one calendar quarter.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (“ROFR”) to acquire the Marriott Dallas Fort Worth Airport South Property if there is a transfer of the hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of the franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed in lieu thereof, and if there is a transfer to a competitor by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the hotel upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not a competitor or a competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Terrorism Insurance. The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Dallas Fort Worth Airport South Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$21,000,000
920 Providence Highway	The Dior	Cut-off Date LTV:	62.5%
Dedham, MA 02026		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$21,000,000
920 Providence Highway	The Dior	Cut-off Date LTV:	62.5%
Dedham, MA 02026		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Mortgage Loan No. 9 – The Dior

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	[NR/NR/NR]			Location:	Dedham, MA 02026
Original Balance:	$21,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$21,000,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2021/NAP
Borrower Sponsor:	Ralph Vacca			Size:	48 Units
Guarantor:	Ralph Vacca			Cut-off Date Balance per Unit:	$437,500
Mortgage Rate:	6.3500%			Maturity Date Balance per Unit:	$437,500
Note Date:	5/30/2025			Property Manager:	Self-managed
Maturity Date:	6/11/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,630,577
IO Period:	60 months			UW NCF:	$1,617,347
Seasoning:	1 month			UW NOI Debt Yield:	7.8%
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF Debt Yield:	7.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	7.8%
Additional Debt Type:	NAP			UW NCF DSCR:	1.20x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,498,796 (3/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,481,529 (12/31/2024)
				3rd Most Recent NOI:	$1,018,334 (12/31/2023)
Reserves(1)				Most Recent Occupancy(2):	97.9% (6/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	90.4% (12/31/2024)
RE Tax Reserve:	$46,897	$15,632	NAP	3rd Most Recent Occupancy(2):	83.5% (12/31/2023)
Insurance Reserve:	$6,657	$3,328	NAP	Appraised Value (as of):	$33,600,000 (4/14/2025)
Replacement Reserve:	$0	$1,102	NAP	Appraised Value per Unit:	$700,000
Outstanding TI/LC:	$90,000	$0	NAP	Cut-off Date LTV Ratio:	62.5%
Free Rent Reserve:	$31,250	$0	NAP	Maturity Date LTV Ratio:	62.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$21,000,000	99.4%	Loan Payoff:	$19,801,497	93.7%
Sponsor Equity:	$134,846	0.6%	Closing Costs(3):	$1,158,545	5.5%
			Reserves:	$174,804	0.8%

Total Sources:	$21,134,846	100.0%	Total Uses:	$21,134,846	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Occupancies represent the average occupancy in each respective year, except for Most Recent Occupancy which is as of the rent roll date of June 1, 2025.
(3)	Closing costs include a $1,113,000 rate buydown fee.

The Mortgage Loan. The ninth largest mortgage loan (“The Dior Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $21,000,000 and secured by the borrower’s fee simple interest in a 48 unit mid rise multifamily property in Dedham, Massachusetts (“The Dior Property”).

The Borrower and the Borrower Sponsor. The borrower is ACP Dedham Properties, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and non-recourse carveout guarantor is Ralph Vacca. Ralph Vacca is a commercial construction developer with over 25 years of experience managing multimillion dollar construction projects. Ralph Vacca currently owns seven properties totaling 164 units and over 10,000 square feet of commercial space in the Massachusetts market.

The Property. The Dior Property is a 48-unit mid rise multifamily property located in Dedham, Massachusetts approximately 18 miles southwest of downtown Boston. The Dior Property was constructed by the borrower sponsor in 2021 and consists of a four-story residential tower with 8,197 square feet of ground-level retail space situated on a 1.29-acre site. The Dior Property features amenities such as a rooftop deck, a lounge, a mailroom, 24/7 property surveillance and garage parking included in rent. Unit amenities include stainless steel appliances, in-unit washer/dryer, a dishwasher, granite countertops and custom cabinets. The unit mix includes 35 one-bedroom floorplans and 13 two-bedroom floorplans with a weighted average unit size of 949 square feet. The Dior Property features 97 parking spaces in a two-level covered parking garage, resulting in a parking ratio of 2.02 spaces per unit.

As of June 1, 2025, the multifamily units at The Dior Property were 97.9% occupied. The Dior Property completed initial lease-up in 2022 and averaged an occupancy rate of 90.6% from January 2023 through June 2025. The ground floor retail space, accounting for 20.4% of underwritten income, contains a total of 8,197 square feet across four suites that were 82.9% occupied by three tenants as of June 1, 2025, including a medical spa, a veterinarian and a tattoo removal clinic. The vacant suite is leased by a medical spa tenant that is current on rent but is not occupying the space and was underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$21,000,000
920 Providence Highway	The Dior	Cut-off Date LTV:	62.5%
Dedham, MA 02026		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.8%

The unit mix at The Dior Property is summarized in the table below:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
One Bedroom	35	35	100.0%	841	29,424	$2,686	$2,659
Two Bedroom	13	12	92.3%	1,240	16,116	$3,509	$3,527
Total/Wtd. Avg.	48	47	97.9%	949	45,540	$2,909	$2,894

(1)	Based on the underwritten rent roll dated June 1, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units only.
(3)	Source: Appraisal.

The Market. The Dior Property is located in Dedham, Massachusetts, approximately 18 miles southwest of downtown Boston. Primary access is provided by Interstate 95, which is located less than a half mile away and provides access to the greater New England area. Additionally, the Franklin/Foxboro line of the Massachusetts Bay Transportation Authority commuter rail system is located approximately 2.5 miles away, which provides service to downtown Boston and Providence, Rhode Island. The Dior Property is located adjacent to Legacy Place, a 675,000 square foot open-air shopping and dining center with a tenancy that includes national retailers such as Whole Foods, Apple, Nike, Lululemon, Shake Shack, Sweetgreen and Sephora. The Boston metropolitan area is home to several top-tier universities, including MIT, Harvard, Brown, Boston University, Boston College, University of Massachusetts and Northeastern University. Major corporations headquartered in the Boston metropolitan area include Liberty Mutual, The TJX Companies, General Electric, Raytheon, State Street and Dell EMC.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of The Dior Property was 6,801, 69,147 and 215,389, respectively. The 2024 estimated average median household income within the same radii was approximately $133,497, $112,381 and $120,065, respectively.

According to the appraisal, The Dior Property is located in the West Norfolk County submarket within the Boston MSA apartment market. As of the fourth quarter of 2024, the West Norfolk County apartment submarket reported a total inventory of 20,368 units, an occupancy rate of 94.8% and an average rental rate of $2,810 per unit. As of the fourth quarter of 2024, 160 units were under construction in the West Norfolk County submarket and 0 units had been delivered within the preceding four quarters. The appraisal concluded to market rents of $2,659 for one-bedroom units and $3,527 for two-bedroom units at The Dior Property.

The following table presents recent multifamily leasing data at comparable properties with respect to The Dior Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
The Dior Dedham, MA	2021/NAP	48	97.9%(2)	1BR	$2,686(2)
				2BR	$3,509(2)
Jefferson at Dedham Station Dedham, MA	2006/NAP	978	93.0%	1BR	$2,691
				2BR	$3,697
Parkway Apartments Boston, MA	2022/NAP	254	92.5%	1BR	$2,655
				2BR	$3,546
The Aven at Newton Highlands Newton, MA	2003/NAP	294	91.0%	1BR	$3,040
				2BR	$3,540
Metromark Apartments Boston, MA	2016/NAP	283	96.0%	1BR	$2,647
				2BR	$3,212
The Avens at Dedham Station Dedham, MA	2007/NAP	285	95.0%	1BR	$3,083
				2BR	$3,560
Velo Forest Hills Boston, MA	2020/NAP	250	92.0%	1BR	$2,923
				2BR	$4,114

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated June 1, 2025.

Appraisal. The appraisal concluded to an “As Is” value for The Dior Property of $33,600,000 as of April 14, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated April 11, 2025, there was no evidence of any recognized environmental conditions at The Dior Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$21,000,000
920 Providence Highway	The Dior	Cut-off Date LTV:	62.5%
Dedham, MA 02026		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Dior Property:

Cash Flow Analysis
	2023	2024	3/31/2025 TTM	UW	UW Per Unit
Gross Potential Rent	$1,349,903	$1,521,424	$1,507,239	$1,677,177	$34,941
Commercial Income	$89,962	$269,194	$286,849	$408,912	$8,519
Vacancy, Credit Loss & Concessions	$0	$0	$0	($83,859)	($1,747)
Effective Gross Income	$1,439,865	$1,790,618	$1,794,088	$2,002,230	$41,713

Taxes	$41,165	$147,027	$158,842	$170,657	$3,555
Insurance	$28,182	$35,470	$35,460	$39,939	$832
Other Operating Expenses	$352,184	$126,592	$100,990	$161,057	$3,355
Total Operating Expenses	$421,531	$309,089	$295,292	$371,654	$7,743

Net Operating Income	$1,018,334	$1,481,529	$1,498,796	$1,630,577	$33,970
Capital Expenditures	$0	$0	$0	$13,230	$276
Net Cash Flow	$1,018,334	$1,481,529	$1,498,796	$1,617,347	$33,695

Occupancy %(1)	83.5%	90.4%	97.9%	95.0%
NOI DSCR	0.75x	1.10x	1.11x	1.21x
NCF DSCR	0.75x	1.10x	1.11x	1.20x
NOI Debt Yield	4.8%	7.1%	7.1%	7.8%
NCF Debt Yield	4.8%	7.1%	7.1%	7.7%

(1)	Occupancy % represents the average occupancy of the multifamily units only, except for 3/31/2025 TTM which is as of the rent roll date of June 1, 2025. UW occupancy reflects economic occupancy.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $46,897 for real estate taxes, (ii) $6,657 for insurance premiums, (iii) $90,000 for outstanding TI/LC reserves and (iv) $31,250 for free rent reserves.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $15,632.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months, which currently equates to approximately $3,328.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $1,102 for replacement reserves.

Lockbox and Cash Management. The Dior Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to cause all rents received by the borrower or property manager to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted daily to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account daily to be applied and disbursed in accordance with The Dior Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount.

A “Cash Management Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default; or
(ii)	the debt service coverage ratio falling below 1.10x as of the end of any calendar quarter;

A Cash Management Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and no other event of default has occurred and is continuing; or
●	with regard to clause (ii), the net operating income debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.15x for two consecutive calendar quarters.

Terrorism Insurance. The Dior Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Dior Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan No. 10 – 111 on East Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	[NR/NR/NR]			Location:	Rochester, NY 14604
Original Balance:	$20,250,000			General Property Type:	Multifamily
Cut-off Date Balance:	$20,250,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	3.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1921/2024
Borrower Sponsors:	Moshe Bloorian, Jacob Herskowitz and Yeshaya Cohen			Size:	247 Units
Guarantors:	Moshe Bloorian, Jacob Herskowitz and Yeshaya Cohen			Cut-off Date Balance per Unit:	$81,984
Mortgage Rate:	7.3650%			Maturity Date Balance per Unit:	$81,984
Note Date:	4/30/2025			Property Manager:	Greyhill Management Group LLC (borrower-related)
Maturity Date:	5/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,975,044
IO Period:	60 months			UW NCF:	$1,900,944
Seasoning:	2 months			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	L(26),D(30),O(4)			UW NCF Debt Yield:	9.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.8%
Additional Debt Type:	NAP			UW NCF DSCR:	1.26x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$1,894,393 (3/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$1,474,013 (12/31/2023)
				3rd Most Recent NOI:	$1,347,534 (12/31/2022)
Reserves(1)				Most Recent Occupancy:	97.2% (3/29/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	NAV
RE Tax Reserve:	$300,633	$42,948	NAP	3rd Most Recent Occupancy(3):	NAV
Insurance Reserve:	$26,380	$13,190	NAP	Appraised Value (as of):	$31,250,000 (2/21/2025)
Replacement Reserve:	$500,960	$6,175	NAP	Appraised Value per Unit:	$126,518
Deferred Maintenance:	$14,563	$0	NAP	Cut-off Date LTV Ratio:	64.8%
				Maturity Date LTV Ratio:	64.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$20,250,000	100.0%	Loan Payoff:	$18,579,306	91.7%
			Reserves:	$842,535	4.2%
			Closing Costs:	$508,264	2.5%
			Sponsor Equity:	$319,895	1.6%
Total Sources:	$20,250,000	100.0%	Total Uses:	$20,250,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The increase in Most Recent NOI from 2nd Most Recent NOI is primarily due to an increase in rental income, a decrease in utility expense as tenants switched over to paying utilities directly and a decrease in repairs and maintenance expense due to one-time expense items incurred in 2023.
(3)	2nd and 3rd Most Recent Occupancy is not available as the borrower sponsor acquired the 111 On East Apartments Property (as defined below) in March 2024.

The Mortgage Loan. The tenth largest mortgage loan (the “111 on East Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $20,250,000 and secured by the borrower’s fee simple interest in a 247-unit high rise multifamily property in Rochester, New York (the “111 on East Apartments Property”).

The Borrower and the Borrower Sponsors. The borrower is Rochester BSD LLC, a New York limited liability company and single purpose entity with one independent director. The borrower sponsors and non-recourse carveout guarantors are Moshe Bloorian, Jacob Herskowitz and Yeshaya Cohen. The borrower sponsors are principals of Greyhill Group, a commercial real estate company founded in 2020 specializing in the acquisition and repositioning of commercial assets. Greyhill Group’s real estate portfolio consists of 20 multifamily and industrial assets located in New York and Connecticut.

The Property. The 111 on East Apartments Property is a 247-unit high rise multifamily property located in downtown Rochester, New York. The 111 on East Apartments Property was constructed in 1921, most recently renovated in 2024, and consists of a nine-story residential tower with ground-level retail space situated on an approximately 1.36-acre site. The 111 on East Apartments Property features amenities such as controlled access, fitness center, bike storage, courtyard, laundry facilities, pool, leasing office, and a doorman. Unit amenities include a full appliance package, epoxy-surfaced countertops, refinished cabinets, and standard closets. The unit mix includes 151 studio floorplans, 88 one-bedroom floorplans and 8 two-bedroom floorplans with a weighted average unit size of 558 square feet. The 111 on East Apartments Property features 24 surface parking spaces, resulting in a parking ratio of 0.10 spaces per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

Prior to the borrower sponsors’ acquisition, the previous owner invested approximately $1.9 million in interior/exterior capital upgrades including unit flooring and lighting renovations as well as upgrades to plumbing, HVAC, roof, common areas and elevators. Since acquiring the 111 on East Apartments Property in March 2024, the borrower sponsors have invested approximately $811,538 ($3,286 per unit) in capital expenditure projects, including approximately $619,000 on interior upgrades and approximately $193,000 on common space upgrades. At loan origination, the borrower deposited $500,960 into escrow to be used for future renovation of an additional 62 units ($8,080 per unit) and provided a completion guaranty for the planned renovations.

As of March 29, 2025, the multifamily units at the 111 on East Apartments Property were 97.2% occupied. The ground floor retail space, accounting for 5.8% of underwritten income, contains a total of 17,002 square feet that was 64.1% occupied by seven tenants as of April 14, 2025, including a bookstore, a salon and two restaurants.

The 111 on East Apartments Property unit mix is summarized in the table below:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
Studio	151	149	98.7%	414	62,492	$972	$1,067
One Bedroom	88	83	94.3%	765	67,348	$1,245	$1,316
Two Bedroom	8	8	100.0%	1,013	8,100	$1,651	$1,781
Total/Wtd. Avg.	247	240	97.2%	558	137,940	$1,089	$1,179

(1)	Based on the underwritten rent roll dated March 29, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units only.
(3)	Source: Appraisal.

The Market. The 111 on East Apartments Property is located in downtown Rochester, New York on the corner of East Avenue and Chestnut Street, one block south of Main Street. The area offers access to various amenities, shops and parks such as Washington Square Park and Aqueduct Park, all within walking distance. Public transportation is provided by Rochester Genesee Regional Transportation Authority (RGRTA), with several pickup and drop-off locations situated near the 111 on East Apartments Property. Demand drivers in the area include the Eastman School of Music (0.1 miles away), University of Rochester (1.5 miles away) and Rochester Regional Health’s headquarters (7 miles away).

According to the appraisal, the 2023 estimated population within a one-, three- and five-mile radius of the 111 on East Apartments Property was 18,527, 149,447 and 277,142, respectively. The 2023 estimated average median household income within the same radii was approximately $46,701, $49,237 and $58,706, respectively.

According to the appraisal, the 111 on East Apartments Property is located in the Central Rochester submarket within the Rochester apartment market. As of the fourth quarter of 2024, the Central Rochester apartment submarket reported a total inventory of 7,262 units, an occupancy rate of 96.1% and an average rental rate of $1,296 per unit. The appraisal concluded to market rents of $1,050 - $1,100 for studio units, $1,150 - $1,500 for one-bedroom units and $1,750 - $1,800 for two-bedroom units at the 111 on East Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

The following table presents recent multifamily leasing data at comparable properties with respect to the 111 on East Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
111 on East Apartments Rochester, NY	1921 / 2024	247(2)	97.2%(2)	Studio	$972(2)
				1BR	$1,245(2)
				2BR	$1,651(2)
The Terminal Building Rochester, NY	2018 / NAV	56	78.8%	1BR	$1,338
				2BR	$1,606
				3BR	$1,709
The H.H. Warner Lofts Rochester, NY	2009 / NAV	50	92.0%	1BR	$1,491
				2BR	$1,850
University Place Rochester, NY	1928 / NAV	86	100.0%	Studio	$937
				1BR	$1,040
				2BR	$1,408
Normandie Rochester, NY	1935 / NAV	217	96.3%	Studio	$1,134
				1BR	$1,199
				2BR	$1,766
				3BR	$1,899
Ambassador Rochester, NY	1930 / NAV	54	100.0%	Studio	$975
				1BR	$1,318
				2BR	$1,800
Water Street Commons Rochester, NY	1965 / NAV	66	92.4%	1BR	$1,478
				2BR	$1,500

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated March 29, 2025.

Appraisal. The appraisal concluded to an “As Is” value for the 111 on East Apartments Property of $31,250,000 as of February 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated March 26, 2025, there was no evidence of any recognized environmental conditions at the 111 on East Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 111 on East Apartments Property:

Cash Flow Analysis
	2022	2023	3/31/2025 TTM	UW	UW Per Unit
Gross Potential Rent	$2,667,459	$2,617,038	$2,839,198	$3,239,228	$13,114
Commercial Income	$2,761	$232,169	$216,839	$201,561	$816
Other Income(1)	$131,073	$160,961	$195,725	$195,725	$792
Vacancy, Credit Loss & Concessions	$2,104	($13,713)	($3,573)	($165,534)	($670)
Effective Gross Income	$2,803,397	$2,996,455	$3,248,190	$3,470,981	$14,053

Taxes	$243,868	$268,623	$423,179	$515,370	$2,087
Insurance	$88,293	$84,881	$144,582	$158,281	$641
Other Operating Expenses	$1,123,702	$1,168,938	$786,036	$822,286	$3,329
Total Operating Expenses	$1,455,863	$1,522,442	$1,353,797	$1,495,937	$6,056

Net Operating Income(2)	$1,347,534	$1,474,013	$1,894,393	$1,975,044	$7,996
Capital Expenditures	$0	$0	$0	$74,100	$300
Net Cash Flow	$1,347,534	$1,474,013	$1,894,393	$1,900,944	$7,696

Occupancy %(3)	NAV	NAV	97.2%	94.9%
NOI DSCR	0.89x	0.97x	1.25x	1.31x
NCF DSCR	0.89x	0.97x	1.25x	1.26x
NOI Debt Yield	6.7%	7.3%	9.4%	9.8%
NCF Debt Yield	6.7%	7.3%	9.4%	9.4%

(1)	Other Income is comprised of pet fees, laundry income and other miscellaneous fees.
(2)	The increase in 3/31/2025 TTM Net Operating Income from 2023 Net Operating Income is primarily due to an increase in rental income, a decrease in utility expense as tenants switched over to paying utilities directly and a decrease in repairs and maintenance expense due to one-time expense items incurred in 2023.
(3)	2022 and 2023 occupancy are not available as the borrower sponsors acquired the 111 on East Apartments Property in March 2024. 3/31/2025 TTM occupancy is as of the rent roll date of March 29, 2025.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $300,633 for real estate taxes, (ii) $26,380 for insurance premiums, (iii) $500,960 for replacement reserves and (iv) $14,563 for deferred maintenance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $42,948.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months, which currently equates to approximately $13,190.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $6,175 for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

Lockbox and Cash Management. The 111 on East Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. During the continuation of a Cash Management Period (as defined below), the 111 on East Apartments Mortgage Loan documents require the borrower to deposit, or cause the property manager to deposit, all rents into the lockbox account within one business day of receipt. All funds in the lockbox account will be swept daily into a cash management account controlled by the lender and applied in accordance with the 111 on East Apartments Mortgage Loan documents.

A “Cash Management Period” will commence upon the earliest of the following:

(iii)	the occurrence of an event of default;
(iv)	the debt service coverage ratio falling below 1.10x as of the end of any calendar quarter starting on May 6, 2026;
(v)	the debt yield falling below 8.0% as of the end of any calendar quarter starting on May 6, 2026;

A Cash Management Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and no other event of default has occurred and is continuing;
●	with regard to clause (ii), the net operating income debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.25x for two consecutive calendar quarters; or
●	with regard to clause (iii), the net operating income debt yield (based on the trailing 12-month period as calculated by the lender) is at least 9.0% for two consecutive calendar quarters.

Terrorism Insurance. The 111 on East Apartments Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 111 on East Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Wells Fargo Commercial Mortgage Trust 2025-5C5	Transaction Contact Information
III.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

Daniel Thomas	Tel. (212) 214-2813

Sean Duffy	Tel. (312) 827-1518

BMO Capital Markets

David Schell	Tel. (347) 996-0721

Andrew Noonan	Tel. (347) 466-3147

Ravish Kamath	Tel. (347) 668-1507

Citigroup Global Markets Inc.

Raul Orozco	Tel. (212) 723-1295

Rick Simpson	Tel. (212) 816-5343

Jay Mercandetti	Tel. (212) 816-6384

UBS Securities LLC

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

Andrew Lisa	Tel. (212) 713-3506

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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